                                                                    EXHIBIT 10.1

                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                               WILDWOOD ASSOCIATES
                                  ("LANDLORD")

                                       AND

                           MANHATTAN ASSOCIATES, INC.
                                   ("TENANT")

                                      DATED

                                  JUNE 25, 2001

                                       FOR

                                SUITE NUMBER 700

                                   CONTAINING

                   135,398 SQUARE FEET OF RENTABLE FLOOR AREA

                                 TERM: 63 MONTHS

                            2300 WINDY RIDGE PARKWAY
                             ATLANTA, GEORGIA 30339

                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
1.       Certain Definitions                                                                                 1

2.       Lease of Premises                                                                                   4

3.       Term                                                                                                4

4.       Possession                                                                                          4

5.       Rental Payments                                                                                     5

6.       Base Rental                                                                                         6

7.       Rent Escalation                                                                                     6

8.       Additional Rental                                                                                   7

9.       Operating Expenses                                                                                  9

10.      Tenant Taxes; Rent Taxes                                                                           13

11.      Payments                                                                                           13

12.      Late Charges                                                                                       14

13.      Use Rules                                                                                          14

14.      Alterations                                                                                        15

15.      Repairs                                                                                            15

16.      Landlord's Right of Entry                                                                          17


                                      -- ii

17.      Insurance                                                                                          17

18.      Waiver of Subrogation                                                                              19

19.      Default                                                                                            19

20.      Waiver of Breach                                                                                   21

21.      Assignment and Subletting                                                                          22

22.      Destruction                                                                                        23

23.      Landlord's Lien                                                                                    24

24.      Services by Landlord                                                                               24

25.      Attorneys' Fees and Homestead                                                                      25

26.      Time                                                                                               25

27.      Subordination and Attornment                                                                       25

28.      Estoppel Certificates                                                                              27

29.      No Estate                                                                                          27

30.      Cumulative Rights                                                                                  27

31.      Holding Over                                                                                       27

32.      Surrender of Premises                                                                              28

33.      Notices                                                                                            28

34.      Damage or Theft of Personal Property                                                               29


                                     -- iii

35.      Eminent Domain                                                                                     29

36.      Parties                                                                                            30

37.      Liability                                                                                          30

38.      Relocation of the Premises                                                                         31

39.      Force Majeure                                                                                      32

40.      Landlord's Liability                                                                               32

41.      Landlord's Covenant of Quiet Enjoyment                                                             32

42.      Security Deposit                                                                                   32

43.      Hazardous Substances                                                                               33

44.      Submission of Lease                                                                                34

45.      Severablity                                                                                        34

46.      Entire Agreement                                                                                   34

47.      Headings                                                                                           35

48.      Broker                                                                                             35

49.      Governing Law                                                                                      35

50.      Special Stipulations                                                                               35

51.      Authority                                                                                          35

52.      Financial Statements                                                                               36


                                      -- iv

53.      Joint and Several Liability                                                                        36

54.      ERISA Compliance                                                                                   36

Rules and Regulations

Exhibit "A"       --        Legal Description of Land

Exhibit "B"       --        Floor Plan

Exhibit "B-1"     --        Floor Plan

Exhibit "C"       --        Supplemental Notice

Exhibit "D"       --        Landlord's Construction

Exhibit "E"       --        Building Standard Services

Exhibit "F"       --        Guaranty - Intentionally Deleted

Exhibit "G"       --        Special Stipulations

Exhibit "H"       --        Calculation Example for Expansion Space and Sublease Value

Exhibit "I"       --        Cleaning Specifications

Exhibit "J"       --        Form of Subordination, Non-Disturbance and Attornment


                                      -- v

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease"), is made and entered into this 25th day of June, 2001, by and between Landlord and Tenant.

                              W I T N E S S E T H:

         1. Certain Definitions. For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

                  (a) Landlord: WILDWOOD ASSOCIATES, a Georgia general partnership

                  (b)      Landlord's Address:

                           Wildwood Associates
                           2500 Windy Ridge Parkway
                           Suite 1600
                           Atlanta, Georgia 30339-5683
                           Attn: Corporate Secretary

                  (c)      Tenant: Manhattan Associates, Inc.

                  (d)      Tenant's Address:

                                    Suite 700
                                    2300 Windy Ridge Parkway
                                    Atlanta, Georgia 30339
                                    Attn: Real Estate Director

                  (e)      Building Address:

                                    2300 Windy Ridge Parkway
                                    Atlanta, Georgia 30339

                  (f)      Suite Number: 700

                  (g) (A) Rentable Floor Area of Demised Premises: 135,398 square feet (with the detail of where such square feet are located shown on Exhibit "B-1", by this reference incorporated herein). The Rentable Floor Area for that portion of the Demised Premises located on a floor on which Tenant leases some, but not all, of the floor, shall be calculated by determining the usable square feet within such Demised Premises, and multiplying said amount by 1.17. The Rentable Floor Area for any portion of the Demised Premises located on a floor which Tenant leases in its entirety shall be calculated by measuring the usable square feet on such floor, and multiplying said amount by 1.1026. Usable square feet shall be measured and determined in accordance with the 1996 version of the Standard Method of Measuring Floor Area in Office Buildings, American National Standard (ANSI Z65.1), published by the Building Owners and Managers Association International, but expressly including the elevator lobbies on floors leased entirely by Tenant.

                  (B) Tenant shall have the right to review the Rentable Floor Area of any "Expansion Space" (as that term is herein defined) within ninety (90) days after Tenant has elected to lease such Expansion Space, to confirm that such measurement accurately reflects the exact number of Rentable Floor Area of the Expansion Space in question (using only the factors set forth above). If Tenant disagrees with the figure for the square feet of Rentable Floor Area set forth herein, Tenant shall have the right, at Tenant's expense, to cause a measurement of the Expansion Space in question to determine the square feet of Rentable Floor Area. Tenant shall provide notice to Landlord of Tenant's calculations following Tenant's completion thereof, and in any event within the ninety (90) day period set forth above. If the parties do not agree on the final measurement for such space, then such matter shall be submitted to and resolved as provided herein.

                  (C) Either party shall have the right to initiate the process described below, by giving written notice thereof to the other party. Upon the initiation, Landlord and Tenant shall each promptly select a reputable, disinterested architect having at least ten (10) years experience designing office buildings and/or leasehold improvements for office buildings in the Atlanta metropolitan area. Said architects shall measure the Expansion Space in question, and shall select a third architect to measure the Expansion Space in question, all on the basis as described herein. The measurement of the third architect (selected by the other architects) shall govern, unless the number of square feet of Rentable Floor Area determined by the third architect is more than the greater of the prior two calculations, than the greater of the prior two calculations shall be deemed to be the number of Rentable Floor Area; and if the number of square feet of Rentable Floor Area determined by the third architect is less than the lesser of the prior two calculations, then the lesser of the prior two calculations shall be deemed to be the number of square feet of Rentable Floor Area. Landlord and Tenant shall pay the fees and charges of their respective architects. If the final determination of Rentable Floor Area is more than that asserted by Tenant and Landlord, then Tenant shall pay the fees and charges of the third architect, and if the final determination of Rentable Floor Area is less than that asserted by Tenant and Landlord, then Landlord shall pay the fees and charges of the third architect. If neither is the case, then Landlord and Tenant shall split the fees and charges of the third architect.

                  (h)      Rentable Floor Area of Building: 614,543 square feet.

                  (i) Lease Term: Variable periods, but ending, unless sooner terminated in accordance with the terms hereof, on March 31, 2008.

                  (j) Base Rental Rate: $15.20 per square foot of Rentable Floor Area of Demised Premises per year, subject to adjustments as set forth in Article 7 below.

                  (k) Rental Commencement Date: (A) As to the "1st Floor North Space" (as defined on Exhibit "B-1"), on the earlier of (x) April 1, 2003 or (y) the date upon which Tenant takes possession and occupies the Demised Premises for the purpose of conducting business therein; provided that if the Demised Premises are not ready for occupancy on the date set forth in (x) above due to delays not caused by Tenant or its employees, agents or contractors, then the date set forth in (x) above shall be postponed to the date on which the Demised Premises are ready for occupancy. Landlord shall attempt to deliver to 1st Floor North Space to Tenant on January 1, 2003. If Landlord is not able to do so, because the tenant currently in occupancy thereof holds over past its lease term, Landlord shall use all reasonable efforts to acquire the access and rights to such space including, but not limited to, filing and pursuing a dispossessory action. If Landlord is not able to deliver the 1st Floor North Space to Tenant by January 1, 2003, then, as Tenant's sole remedy, the aforesaid date of April 1, 2003 shall be moved back and delayed by fourteen (14) days, plus a day for every day after January 1, 2003 that Landlord is unable to deliver the 1st Floor North Space. If Landlord is not able to deliver the 1st Floor North Space to Tenant by April 30, 2003, then Tenant, in Tenant's sole discretion, shall be entitled to terminate this Lease, as to such 1st Floor North Space only, by a notice of such election delivered to Landlord, if at all, on or before June 30, 2003. In such a termination, neither party hereto shall have any further rights or responsibilities with respect to said 1st Floor North Space, and, by way of illustration but not limitation, the Construction Allowance due from Landlord shall be reduced by $454,380.00. If Tenant does not elect to terminate the Lease as to the 1st Floor North Space for the aforesaid cause, then Landlord will use reasonable, best-efforts efforts to attempt to locate and make available temporary space for Tenant to utilize in the Building, until Landlord is able to deliver the 1st Floor North Space to Tenant.

                  (B) As to the "6th Floor LOMA Space" (as defined on Exhibit "B-1"), on November 1, 2005.

                  (C) As to the "8th Floor Chevron Space" (as defined on Exhibit "B-1"), on April 1, 2005.

                  (D) As to the remainder of the Demised Premises not otherwise addressed above, on January 1, 2003.

                  (l)      Rent Deposit: None

                  (m) Construction Allowance: $1,017,775.00, determined by factoring an allowance of (i) $20.00 per square foot of Rentable Floor Area for the 1st Floor North Space; and (ii) $5.00 per square foot of Rentable Floor Area for the remainder of the Demised Premises.

                  (n) Security Deposit: $90,361.47, which has already been paid to and shall be retained by Landlord. (Article 42[a]), and which shall be returned to Tenant after January 1, 2003, so long as no event of default on the part of Tenant has occurred and is then continuing.

                  (o)      Broker(s):       Cousins Properties Incorporated
                                            ("CPI") and Insignia/ESG

         2.       Lease of Premises.

                  (a) Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, certain premises (the "Demised Premises") in the building (hereinafter referred to as "Building") located on that certain tract of land (the "Land") more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof, which Demised Premises are outlined in red or crosshatched on the floor plans attached hereto as Exhibit "B" and by this reference made a part hereof, with no easement for light, view or air included in the Demised Premises or being granted hereunder. The Demised Premises, as currently comprised, are as shown on Exhibit "B-1" attached hereto and by this reference incorporated herein. The "Project" is comprised of the Building, the Land, the Building's parking facilities, any walkways, covered walkways, tunnels or other means of access to the Building and the Building's parking facilities, all common areas, including any lobbies or plazas, and any other improvements or landscaping on the Land. The Project is located in the development known as "Wildwood Office Park". Tenant shall have the right to use the Project in common with other parties, in consideration for the Rent defined herein.

                  (b) This Lease supersedes and replaces that certain Lease Agreement, by and between Landlord and Tenant, originally dated September 24, 1997 (as amended from time to time collectively the "Original Lease"), except for the rates of Rent due thereunder from Tenant, which shall be in force and effect for the space described therein, through the Rental Commencement Dates set forth herein.

         3. Term. The term of this Lease ("Lease Term") shall commence on the date first hereinabove set forth, and, unless sooner terminated as provided in this Lease, shall end on the expiration of the period designated in Article 1(i) above, which period shall commence on the various Rental Commencement Dates described above, unless the relevant Rental Commencement Date described above shall be other than the first day of a calendar month, in which event such period shall commence on the first day of the calendar month following the month in which the Rental Commencement Date in question occurs. Promptly after the Rental Commencement Date in question occurs, Landlord shall send to Tenant a Supplemental Notice in the form of Exhibit "C" attached hereto and by this reference made a part hereof, specifying the Rental Commencement Date in question, the date of expiration of the Lease Term in accordance with Article 1(i) above and certain other matters as therein set forth.

         4.       Possession.

                  (a) The obligations of Landlord and Tenant with respect to the initial leasehold improvements to the Demised Premises are set forth in Exhibit "D" attached hereto and by this reference made a part hereof. Tenant is in possession of all of the Demised Premises (through lease or sublease), except for the 1st Floor North Space.

                  (b) Tenant's rights to the 6th Floor LOMA Space are subject and subordinate to the party currently in possession thereof renewing its lease in accordance with the existing terms of such party's lease, (including the rental rate set forth for such renewal). If such party does renew its lease under the terms set forth in the preceding sentence, then Tenant shall have no rights to such 6th Floor LOMA Space, and will have to vacate such 6th Floor LOMA Space which Tenant now occupies. If Tenant is required to vacate such 6th Floor LOMA Space, Landlord will use Landlord's reasonable, best-efforts efforts to locate other space for Tenant in the Building, to lease and occupy, on such terms and conditions as Landlord and Tenant, in their respective reasonable judgment, may agree.

         5.       Rental Payments.

                  (a) Commencing on the Rental Commencement Date, and continuing thereafter throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term "Rent" shall mean the Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental, and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation the amounts due or paid under Article 8(B) of Exhibit "D" and any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental together with Tenant's Forecast Additional Rental shall be due and payable in twelve (12) equal installments on the first day of each calendar month, commencing on the Rental Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof, and Tenant hereby agrees to pay such Rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, set-off or counterclaim.

                  (b) If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the installments of Base Rental and Tenant's Forecast Additional Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Also, if the Rental Commencement Date occurs on other than the first day of a calendar year, or if this Lease expires or is terminated on other than the last day of a calendar year, Tenant's Additional Rental shall be prorated for such commencement or termination year, as the case may be, by multiplying such Tenant's Additional Rental by a fraction, the numerator of which shall be the number of days during the commencement or expiration or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in Article 8 hereof shall be made as soon as possible after the expiration or termination of this Lease, Landlord and

         Tenant hereby agreeing that the provisions relating to said calculation shall survive the expiration or termination of this Lease.

         6. Base Rental. Subject to adjustments in accordance with Article 7 below, from and after the Rental Commencement Date Tenant shall pay to Landlord a base annual rental (herein called "Base Rental") equal to the Base Rental Rate set forth in Article 1(j) above multiplied by the Rentable Floor Area of Demised Premises set forth in Article 1(g) above.

         7.       Rent Escalation.

                  (a) As used in this Article 7, the term "Lease Year" shall mean the twelve month period commencing on the Rental Commencement Date, or, if the Rental Commencement Date is not on the first day of a calendar month, commencing on the first day of the first calendar month following the Rental Commencement Date, and each successive twelve month period thereafter during the Lease Term. The term "Subsequent Year" shall mean each Lease Year of the Lease Term following the first Lease Year. The term "Prior Year" shall mean the Lease Year prior to each Subsequent Year. The term "Index" shall mean the Consumer Price Index for all Urban Consumers (U.S. City Average; Base 1982-84=100), published by the Bureau of Labor Statistics of the United States Department of Labor. The term "Base Month" shall mean the calendar month which is two (2) months prior to the month during which this Lease is fully executed by Landlord and Tenant. The term "Comparison Month" shall mean the calendar month which is two (2) months prior to the first full month of each Subsequent Year in question.

                  (b) On the first day of each Subsequent Year, the Base Rental Rate shall be increased to an amount equal to the Base Rental Rate for the first Lease Year ($15.20) as set forth in Article 1(j) above, plus an amount equal to the product of fifteen (15) times the percentage increase in the Index for the Comparison Month as compared to the Index for the Base Month, multiplied by the Base Rental Rate for the first Lease Year ($15.20); provided, however, in no event shall the Base Rental Rate for a Subsequent Year be less than the Base Rental Rate applicable to the Prior Year and in no event shall the Base Rental Rate for the Subsequent Year be greater than the following amounts for the Lease Years shown:

                  Second Lease Year                           $  15.732
                  Third Lease Year                            $  16.282
                  Fourth Lease Year                           $  16.852
                  Fifth Lease Year                            $  17.442
                  Sixth Lease Year (Partial)                  $  18.052

                  (c) If the Bureau of Labor Statistics should discontinue the publication of the Index, or publish the same less frequently, or alter the same in some manner, then Landlord shall adopt a substitute Index or substitute procedure which reasonably reflects and monitors consumer prices.

         8.       Additional Rental.

                  (a) For purposes of this Lease, "Tenant's Forecast Additional Rental" shall mean Landlord's reasonable estimate of Tenant's Additional Rental for the coming calendar year or portion thereof. If at any time it appears to Landlord that Tenant's Additional Rental for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord shall have the right, one (1) time per calendar year, to revise, upon at least thirty (30) days prior notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant's Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amount of Tenant's Additional Rental. Prior to the Rental Commencement Date and thereafter prior to the beginning of each calendar year during the Lease Term, including any extensions thereof, Landlord shall present to Tenant a statement of Tenant's Forecast Additional Rental for such calendar year; provided, however, that if such statement is not given prior to the beginning of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant's Forecast Additional Rental payable during the calendar year just ended until the first month which is at least thirty (30) days after such statement is delivered to Tenant.

                  (b) For purposes of this Lease, "Tenant's Additional Rental" shall mean for each calendar year (or portion thereof) the Operating Expense Amount (defined below) multiplied by the number of square feet of Rentable Floor Area of Demised Premises. As used herein, "Operating Expense Amount" shall mean an amount equal to (x) plus (y), where:

                  (x) equals the amount of Operating Expenses (as defined below) for such calendar year divided by the greater of (i) 95% of the number of square feet of Rentable Floor Area of the Building, or (ii) the total number of square feet of Rentable Floor Area occupied in the Building for such calendar year on an average annualized basis; provided, however, if the Operating Expenses actually incurred by Landlord are lower than would be incurred if at least 95% of the Building were occupied or if Landlord shall not furnish any particular item(s) of work or services (the cost of which would otherwise be included within Operating Expenses) to portions of the Building because (A) such portions are not occupied, (B) such item of work or services is not required or desired by the tenant of such portion, (C) such tenant is itself obtaining such item of work or services, or (D) of any other reason, then appropriate adjustments shall be made to determine Operating Expenses for such calendar year as though the Building were actually occupied to the extent of the greater of (i) or (ii) above and as though Landlord had furnished such item of work or services to the greater of (i) or (ii) above; and

                  (y) equals a management fee contribution equal to three percent (3%) of Tenant's Base Rental (on a per square foot basis) plus three percent (3%) of the per square foot amount described in (x).

                  (c) Within one hundred fifty (150) days after the end of the calendar year, and each calendar year thereafter during the Lease Term, or as soon thereafter as practicable, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, as prepared by a certified public accounting firm (as such firm is designated by Landlord) in accordance with generally accepted accounting principles, consistently applied ("GAAP"), and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event Tenant's Forecast Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall credit such amount against Rent next due hereunder or, if the Lease Term has expired or is about to expire, refund such excess to Tenant within thirty (30) days if Tenant is not in default under this Lease (in the instance of a default such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this Lease concerning the payment of Tenant's Additional Rental shall survive the expiration or earlier termination of this Lease.

                  (d) For so long as Tenant is not in default under this Lease, Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by an authorized representative of Tenant at Tenant's expense, at any time within eighteen (18) months after Tenant's receipt of the reconciliation statement; provided that Tenant shall give Landlord not less than thirty (30) days' prior written notice of any such audit. For purposes hereof, an authorized representative of Tenant shall mean a bona fide employee of Tenant, any reputable accounting firm, or any other party reasonably approved in writing by Landlord. In no event shall an authorized representative of Tenant include the owner of any office building in the metropolitan Atlanta, Georgia area or any affiliate of such owner. Prior to the commencement of such audit, Tenant shall cause its authorized representative to agree in writing for the benefit of Landlord that such representative will keep the results of the audit confidential and that such representative will not disclose or divulge the results of such audit except to Tenant and Landlord and except in connection with any dispute between Landlord and Tenant relating to Operating Expenses. Such audit shall be conducted during reasonable business hours at Landlord's office where Landlord's books and records are maintained. Tenant shall cause a written audit report to be prepared by its authorized representative following any such audit and shall provide Landlord with a copy of such report promptly after receipt thereof by Tenant. If Landlord's calculation of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment, and Landlord shall also pay the reasonable costs of Tenant's audit, up to, but not in excess of, Ten Thousand and No/100 ($10,000.00), if the overpayment is ultimately determined to be greater than five percent (5%) of the sum due for such year, or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be. If Tenant, in good faith and with reasonable specificity and detail, protests any portion of Additional Rental due from Tenant which is ultimately determined to be not due from Tenant, then Landlord shall owe to Tenant the amount of such overcollection, plus interest on such overcollected amount at the rate of twelve and one-half percent (12.5%) per annum, such interest to accrue from July 1 of the year in which such protest is made by Tenant. The provisions of this Lease concerning the payment or refund of Tenant's Additional Rental shall survive the expiration or earlier termination of this Lease.

         9.       Operating Expenses.

                  (a) For the purposes of this Lease, "Operating Expenses" shall mean all reasonable and customary expenses, costs and disbursements (but not specific costs billed to or for the benefit of specific tenants of the Building) of every kind and nature, computed on the accrual basis, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, including but not limited to, the following:

                           (1) wages, salaries and other costs of all on-site and off-site employees engaged either full or part-time in the day-to-day operation, management, maintenance or access control of the Project, including taxes, insurance and benefits customarily provided by Landlord relating to such employees, allocated based upon the time such employees are engaged directly in providing such services;

                           (2) the cost of all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of the Project;

                           (3) the cost of all utilities for the Project, including but not limited to the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating;

                           (4) the cost of all maintenance and service agreements for the Project and the equipment therein, including but not limited to security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, waste recycling service, landscaping maintenance and customary landscaping replacement;

                           (5) the cost of repairs and general maintenance of the Project;

                           (6) amortization (together with reasonable financing charges, whether or not actually incurred) of the cost of acquisition and/or installation of capital investment items (including security and energy management equipment), amortized over their respective useful lives, which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements, or maintaining the first-class nature of the Project, but only to the extent such expenditures do accomplish such goal and, for the purposes of reducing of Operating Expenses, the amortization period shall equal the estimated payback period or useful life, as reasonably determined by Landlord for the item in question; provided, however, that Landlord shall not be entitled to pass on any of Landlord's capital costs which arise out of any expansion of the Buildings' parking structure after the date hereof, or in correcting a matter or item in the Building which is a violation of a governmental requirement as of the date of this Lease (other than expenditures to accomplish reasonable accommodations under the Americans With Disabilities Act (the "ADA", 42 U.S.C. ss. 12.101 et seq.) and (i) all such ADA expenditures currently included in and as Operating Expenses may be passed on to Tenant; and (ii) those ADA expenditures, other than those described in 9(a)(6)(i) above, shall be amortized in accordance with GAAP and the portion of which may be passed on to Tenant (on a pro-rata basis) as a part of the current compliance program shall not exceed $40,000.00 in any one year);

                           (7) the cost of casualty, rental loss, liability and other insurance applicable to the Project and Landlord's personal property used in connection therewith;

                           (8) the cost of trash and garbage removal, air quality audits (except air quality audits specifically for the benefit of a single tenant, that do not include analysis or testing of common areas air quality or do not otherwise benefit the Building), vermin extermination, and snow, ice and debris removal;

                           (9) the cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding the owner's or Landlord's general accounting, such as partnership statements and tax returns, and excluding services described in Article 9(b)(14) below;

                           (10) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of contesting any of the same), including business license taxes and fees, excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, federal and state taxes on income, death taxes, franchise taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Demised Premises to the extent that the same exceed Building Standard allowances, if said taxes are based upon an assessment which includes the cost of such leasehold improvements in excess of Building Standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make an appropriate allocation of the ad valorem taxes allocated to the Project to give effect to this sentence);

                           (11) the cost of operating the management office for the Project and an equitable portion of the cost of operating the management office for Wildwood Office Park (and in either event expressly exclusive of any costs of operating a leasing office) but only such portion of said office that is devoted to managing or operating the Wildwood Office Park, including in each case the cost of office supplies, bulletins or newsletters distributed to tenants, postage, telephone expenses, maintenance and repair of office equipment, non-capital investment equipment, amortization (together with reasonable financing charges) of the cost of capital investment equipment, and rent; and

                           (12) the pro rata share applicable to the Project of the sum of (i) the costs of operation, maintenance, repair and replacement of the landscaping and irrigation systems now or hereafter located along Windy Ridge Parkway, Windy Hill Road, Wildwood Parkway, Wildwood Plaza, the right-of-way areas of Powers Ferry Road adjoining Wildwood Office Park, and all future roadways, whether public or constructed in Wildwood Office Park, together with the landscaped median strips and shoulders of such roadways (but not including the landscaping and irrigation system located on the shoulder of any roadway contiguous to a site upon which construction of improvements has commenced) and any and all light systems located on or in any rights-of-way for roads; (ii) ad valorem taxes on any roadways now or hereafter located within Wildwood Office Park and on any medians adjacent to public roads if such medians are not included in public road rights-of-way; (iii) the costs of ownership, operation, maintenance, repair and replacement of office park signage for Wildwood Office Park and any underground sanitary sewer lines, storm water drainage lines, electric lines, gas lines, water lines, telephone lines and communication lines located across, through and under any public or roadways now or hereafter located within Wildwood Office Park, except for any such utility facilities serving solely another project within Wildwood Office Park; (iv) the costs of ownership, operation, maintenance, repair and replacement of any transportation system and equipment from time to time provided or made available to the developed portions of Wildwood Office Park, including but not limited to ad valorem taxes on personal property or equipment, electricity, fuel, painting and cleaning costs; (v) the costs and expenses of ownership and operation of any security patrols or services, if any, from time to time provided to Wildwood Office Park in general, but excluding any such security patrols or services provided solely to another project within Wildwood Office Park; and (vi) such other costs and expenses incurred by Landlord as "Owner" of the Project under and pursuant to that certain Master Declaration of Covenants and Cross-Easements for Wildwood Office Park dated as of January 23, 1991, recorded in Deed Book 5992, page 430, Cobb County, Georgia records, as modified, amended or supplemented from time to time (the "Master Declaration"). The share of the foregoing costs which are applicable to the Project shall be determined in accordance with the Master Declaration.

                  (b) For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, "Operating Expenses" shall not include the following:

                           (1) the cost of any special work or service performed for any tenant (including Tenant) at such tenant's cost;

                           (2) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, restaurant, cafeteria, retail store, sundry shop, newsstand, or concession, but the exclusion shall only be to the extent such costs exceed those costs which would normally be expected to be incurred had such space been general office space;

                           (3)      the cost of correcting defects in
         construction;

                           (4) compensation paid to officers and executives of Landlord (but it is understood that the office park manager, the on-site building manager and other on-site employees below the grade of building manager may carry a title such as vice president and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Expenses under Article 9[a][1] above, if they perform the same or similar functions as an employee which has its salary included in Operating Expenses);

                           (5) the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise, except for costs reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

                           (6)      the cost of any additions, changes,
         replacements and other items which are made in order to prepare for a new tenant's occupancy;

                           (7) the cost of repairs incurred by reason of fire or other casualty reimbursed by insurance proceeds under policies maintained by Landlord;

                           (8) insurance premiums to the extent Landlord may be directly reimbursed therefor, except for premiums reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

                           (9) interest on debt or amortization payments on any mortgage or deed to secure debt (except to the extent specifically permitted by Article 9[a]) and rental under any ground lease or other underlying lease;

                           (10) any real estate brokerage commissions or other costs incurred in procuring tenants or any fee in lieu of such commission;

                           (11) any advertising expenses incurred in connection with the marketing of any rentable space;

                           (12) costs related to the sale or financing of the Project or Building;

                           (13) rental payments for base building equipment such as HVAC equipment and elevators;

                           (14) costs of repair that are attributable to and are the responsibility of other, specifically identifiable tenants in the Building, or which arise out of the gross negligence or willful misconduct of Landlord;

                           (15) any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

                           (16)     costs reimbursed by insurance;

                           (17)     legal expenses arising out of the
         construction of the improvements on the Land or the enforcement of the provisions of any lease affecting the Land or Building, including without limitation this Lease, and any accounting and legal fees and related costs and expenses associated with actions against specific tenants or governmental jurisdictions, unless such actions affect all tenants equitably, and only if the projected benefit to the tenants exceeds the projected costs;

                           (18)     costs of any extraordinary cleanup,
         containment, abatement, removal or remediation of "Hazardous Substances" (as hereinafter defined) to the extent the introduction of such Hazardous Substances is attributed to and is the responsibility of another identifiable tenant in the Building, or is the result of a Hazardous Substance which exists on the Property as of the date of this Lease; and

                           (19) management fees (Tenant's obligation for a management fee contribution is set forth in Article 8[b][y] above).

         (c) Landlord, as part of Building Operating Costs, will continue to provide all required maintenance on Building cold water supply for Tenant's non-exclusive use and Tenant's HVAC systems, at no direct cost to Tenant. The cold water supply will be available for Tenant 24 hours per day, 7 days per week, subject to casualty and condemnation, and shall be maintained at the temperatures sufficient for the Building system.

         10. Tenant Taxes; Rent Taxes. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord. In addition, in the event there is imposed at any time a tax upon and/or measured by the rental payable by Tenant under this Lease, whether by way of a sales or use tax or otherwise, Tenant shall be responsible for the payment of such tax and shall pay the same on or prior to the due date thereof; provided, however, that the foregoing shall not include any inheritance, estate, succession, transfer, gift or income tax imposed on or payable by Landlord.

         11. Payments. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's Address designated in Article 1(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. Tenant agrees to pay to Landlord Fifty Dollars ($50.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the rate of eighteen percent (18%) per annum on the amount due.

         12. Late Charges. Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, or by the due date specified on any invoices from Landlord (none of which invoices shall be due less than thirty (30) days after notice thereof is given to Tenant) for any other amounts payable hereunder, shall incur a late charge of Fifty Dollars ($50.00) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the rate of eighteen percent (18%) per annum from and after the due date for such payment; provided, however, that the aforesaid late charge shall not be due the first time in any calendar year that a payment due from Tenant is not made on a timely basis, unless such payment is not made within ten (10) days of the date written notice of such late payment is given to Tenant. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law.

         13. Use Rules. The Demised Premises shall be used for executive, general administrative and office space purposes, and for training; data retention; sales; marketing; as a health facility (but only for Tenant's employees and guests); and as a vending area (but only for Tenant's employees and guests), all in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached hereto and made a part hereof. Any portion of the Demised Premises used for a health facility or vending area shall not be visible from the first (1st) floor lobby area of the Building. In no event shall any destination-end retail activities be conducted from the Demised Premises. The average occupancy rate of the Demised Premises (measured during the "Building Operating Hours" (as herein defined, and excluding times when employees are typically not in the Demised Premises) shall in no event be more than one (1) person per 150 square feet of Rentable Floor Area within the Demised Premises. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Landlord. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary in its sole discretion to protect the tenantability, safety, operation, and welfare of the Demised Premises, the Project and Wildwood Office Park, so long as such modifications do not materially, adversely impact upon Tenant's use of or access to the Demised Premises. Rules and Regulations shall be enforced against similarly situated tenants and Tenant in a non-discriminatory manner. Landlord acknowledges that Tenant is a computer software company that requires that the employees have 24 hour access to the Demised Premises, that the Demised Premises must have after hour air conditioning and heat at the then standard rate for the Project (as set forth herein), and that the computers of Tenant require stable, sufficient, continuous and high quality electrical and telephone service.

         14. Alterations. Except for any initial improvement of the Demised Premises pursuant to Exhibit "D", which shall be governed by the provisions of said Exhibit "D", Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Tenant shall have the right, without obtaining Landlord's consent, to install or move low voltage telephone lines and local area network lines within and which serve the Demised Premises, so long as such actions do not affect the service of any other tenant of the Building and do not affect the Building Systems, and such work is done by an electrician (or other professional, as appropriate, and which may be an employee of Tenant) consented to by Landlord (with such consent as to the identity of such a person applying to subsequent work of the same or similar type by such person), and Tenant shall also be entitled to perform work within the Demised Premises, with notice to, but not the consent of, Landlord as long as (i) the cost of such work does not exceed, in the aggregate, $20,000.00; (b) such work does not adversely affect the structural components of the Building or the Building's systems; (c) such work is not visible from the exterior of the Demised Premises; (d) the terms and conditions of this Lease are otherwise complied with; and (e) Tenant delivers to Landlord, upon the completion of such work, complete, as-built plans and specifications for the work performed, if available. Tenant may also hang white boards, cork boards, pictures and other typical corporate wall adornments of various sizes as is customary without Landlord's prior consent, and Tenant will retain ownership and title to all such items at all times and shall not be liable to remove or repair the effects of anchors and other devices used to hang such items at Lease termination. Any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Landlord or under Landlord's supervision for Tenant's account (at 10(cent) per square foot of Rentable Floor Area affected by such work, if Tenant does the work, [which Tenant may elect to do], and at 5% of the entire cost of the work, if Landlord supervises and coordinates such work) and Tenant shall reimburse Landlord for all costs thereof, as Rent, within thirty (30) days after receipt of a statement. All such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall remain on the Demised Premises without compensation to Tenant unless Landlord elects by notice to Tenant, at the time Landlord responds to Tenant as to whether or not such alterations may be constructed in or made to the Demised Premises, to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Article 32 hereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted.

         15.      Repairs.

                  (a) Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the Building (excluding the Demised Premises and other portions of the Building leased to other tenants), and all plumbing, glass, HVAC, wiring and telephone which is a part of the Building systems (and not a part of any improvements built as part of any tenant's fit-up and finish work), the Building parking facilities, the public areas and the landscaped areas; provided, however, that the cost of maintaining such items shall be included as an Operating Expense in accordance with and subject to Article 9 herein. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its agents, contractors, employees, invitees, licensees, tenants or assigns, shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord upon demand. Landlord shall not be required to make any repairs or improvements to the Demised Premises except structural repairs and Building systems (as set forth above) necessary for safety and tenantability. If Landlord must enter the Demised Premises to make repairs for another tenant, then Landlord shall use all reasonable efforts to cause such repairs to be made after Building Operating Hours.

                  (b) Tenant covenants and agrees that it will take good care of the Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear and casualty. Tenant shall have the right to have work required of Tenant in the Demised Premises performed after hours; provided, however, that Tenant shall bear all additional cost and expense associated or incurred in connection with or as a part of such overtime work, and such work shall be otherwise performed in accordance with Landlord's reasonable limitations and guidelines. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically and expressly herein set forth.

                  (c) If Landlord fails to furnish or delays in furnishing any service Landlord is obligated to provide under this Lease, Tenant shall be entitled to abate Rent until the service is restored, but only under the following terms and conditions:

                  (i) the loss of service was not caused by, through or under Tenant;

                  (ii) the loss of service is the result of a cause within Landlord's control;

                  (iii) the loss of service must be of a material nature so as to render the Demised Premises reasonably unusable for the purposes contemplated by this Lease;

                  (iv) Tenant must give written notice promptly to Landlord of the loss of service and its claim for abatement under this provision and, Tenant shall be entitled to abatement of Rent, assuming all other conditions of this provision are satisfied, commencing on the day such service is curtailed, provided that if such service is restored or replaced within six (6) business days of Landlord's receipt of such notice, then Tenant shall not be entitled to any such abatement; and

                  (v) Landlord may prevent or stop abatement by providing substantially the same service by temporary or alternative means until the cause of the loss of service can be corrected.

                  (vi) If a service is not provided to a discrete or separate portion of the Demised Premises (as opposed to the entire Demised Premises) then the terms and conditions of the Article 15(c) shall apply to such discrete or separate area, and not to the entire Demised Premises.

         16.      Landlord's Right of Entry.

                  (a) Landlord shall retain duplicate keys to all doors of the Demised Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours, upon reasonable advance oral or written notice (which shall be no less than twenty-four (24) hours, except in an emergency as described below), and at all times in a competent and professional manner, to inspect and examine same, to make repairs, additions, alterations, and improvements, so long as such entry does not substantially interrupt Tenant's business, to exhibit the Demised Premises to mortgagees, prospective mortgagees, purchasers or in the last ten (10) months of the Term or if an event of default on the part of Tenant has occurred and is continuing, tenants, and to inspect the Demised Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Demised Premises as shall be reasonably practicable under the circumstances, and in all events (except in an emergency) on no less than twenty-four (24) hours prior notice. Landlord shall only enter into contracts with companies providing janitorial and security services for the Building which require such parties to carry liability insurance and be bonded. Landlord shall comply with any reasonable requests from Tenant related to safeguarding Tenant's trade secrets in the Demised Premises; provided, however, that Landlord's only liability with respect thereto shall arise under Article 37 hereunder.

                  (b) Landlord shall be allowed to take into and through the Demised Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on in or about the Demised Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof. Landlord will use its reasonable efforts to minimize such disruptions of Tenant's business, including scheduling non-emergency work of a disruptive nature after Building Operating Hours.

         17.      Insurance.

                  (a) Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of special form/all-risk insurance insuring the full replacement cost of its furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained in the Demised Premises, together with the value of the improvements to the Demised Premises in excess of Twenty and No/100 Dollars ($20.00) per square foot of Rentable Floor Area, below a semi-finished ceiling, and worker's compensation insurance as required by applicable law. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of commercial general liability insurance, insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Demised Premises, or arising out of the condition, use, or occupancy of the Demised Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors, employees, guests, or licensees in the Demised Premises, or other portions of the Building, the Project or Wildwood Office Park, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Three Million Dollars ($3,000,000) for each occurrence. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Tenant shall also carry such other types of insurance in form and amount which Landlord shall reasonably deem to be prudent for Tenant to carry, should the circumstances or conditions so merit Tenant carrying such type of insurance, and if other owners of first-class buildings in the area of the Building are generally requiring such coverage. All insurance policies procured and maintained by Tenant pursuant to this Article 17 shall name Landlord and any additional parties designated by Landlord as additional insured, shall be carried with companies licensed to do business in the State of Georgia having a rating from Best's Insurance Reports of not less than A-IX, and shall be non-cancelable and not subject to material change except after thirty (30) days' written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premium therefor, shall be delivered to Landlord prior to the Rental Commencement Date, and renewals of such policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

                  (b) Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) throughout the Lease Term a policy or policies of special form/all-risk (including rent loss coverage) real and personal property insurance covering the Project (including the leasehold improvements in the Demised Premises up to Twenty and No/100 Dollars ($20.00) per square foot of Rentable Floor Area, below a semi-finished ceiling, but excluding Tenant's personal property and equipment), in an amount equal to the full insurable replacement cost thereof as such may increase from time to time (but such insurance may provide for a commercially reasonable deductible), and in an amount sufficient to comply with any co-insurance requirements in such policy, and a policy of workers' compensation insurance, if any, as required by applicable law. In addition, Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) and shall thereafter maintain throughout the Lease Term, a commercial general liability insurance policy covering the Project with combined single limits for both damage to property and personal injury of not less than Three Million Dollars ($3,000,000) per occurrence, subject to annual aggregate limits of not less than Five Million Dollars ($5,000,000). Landlord may also carry such other types of insurance in form and amounts which Landlord shall determine to be appropriate from time to time, and the cost thereof shall be included in Operating Expenses. All such policies procured and maintained by Landlord pursuant to this
         Article 17 shall be carried with companies licensed to do business in the State of Georgia, and shall have a rating from Best's Insurance Reports of not less than A-IX, (or, if not at such level, at such level as Landlord elects, but the rating which Landlord elects, from time to time, shall be the level of rating from Best's Insurance Reports which Tenant must maintain under Article 17(a) above). Any insurance required to be carried by Landlord hereunder may be carried under blanket policies covering other properties of Landlord and/or its partners and/or their respective related or affiliated corporations so long as such blanket policies provide insurance at all times for the Project as required by this Lease. In no event shall such coverages under blanket policies cause an increase in Tenant's Additional Rental. At Tenant's request, Landlord shall provide a copy of an insurance certificate to Tenant, evidencing the coverage Landlord is required to maintain hereunder.

         18. Waiver of Subrogation. Landlord and Tenant shall each have included in all policies of fire, extended coverage, business interruption and loss of rents insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

         19.      Default.

                  (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof within five (5) days after the date notice of such late payment is received by Tenant; provided, however, if more than two (2) payments due of Tenant hereunder in any one (1) calendar year are not made until after notice of such late payment is received by Tenant, then it shall be an event of default hereunder by Tenant if any subsequent payment due of Tenant hereunder in the same calendar year is not made within ten (10) days of the date when due; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and shall not cure such failure within fifteen (15) business days after notice thereof to Tenant, or, if such matter cannot be cured within fifteen (15) business days, if Tenant does not commence to cure such matter within fifteen
         (15) business days and diligently pursue such cure to completion (and in any event cure such matter within ninety (90) days after notice thereof); (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy admitting its insolvency, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within sixty (60) days after the commencement thereof; (v) a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease; or (vi) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or the Project and such lien is not removed or discharged within fifteen (15) days after the filing thereof.

                  (b) Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, except as expressly specified in Article 19(a) above: (i) terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise; (ii) terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's reasonable judgment, may be necessary to relet the Demised Premises, and Landlord may, but shall be under no obligation to do so, relet the Demised Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's expenses in redecorating and restoring the Demised Premises and all reasonable costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; or (iii) enter upon the Demised Premises without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise. If this Lease is terminated by Landlord as a result of the occurrence of an event of default, Landlord may declare to be due and payable immediately, the present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (x) the entire amount of Rent and other charges and assessments which in Landlord's reasonable determination would become due and payable during the remainder of the Lease Term determined as though this Lease had not been terminated (including, but not limited to, increases in Rent pursuant to Article 7 hereof), and (y) the then fair market rental value of the Demised Premises for the remainder of the Lease Term. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other charges and assessments theretofore due, at Landlord's address as provided herein, it being agreed that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

                  (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Demised Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the fees of Landlord's attorneys as provided in Article 25 hereof.

         20. Waiver of Breach. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

         21.      Assignment and Subletting.

                  (a) Tenant shall not, without the prior written consent of Landlord, such consent of Landlord not to be unreasonably withheld or delayed, assign this Lease or any interest herein or in the Demised Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operation of law, or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises or any part thereof by any party (i) if the proposed assignee or subtenant is a party who would (or whose use would) detract from the character of the Building as a first-class building, such as, without limitation, a dental, medical or chiropractic office or a governmental office, (ii) if the proposed use of the Demised Premises shall involve an occupancy rate of more than one (1) person per 150 square feet of Rentable Floor Area within the Demised Premises, (iii) if the proposed assignment or subletting shall be to a governmental subdivision or agency or any person or entity who enjoys diplomatic or sovereign immunity (unless Landlord is, at such time, leasing space in the Building to such entity), or (iv) if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) granted to any other tenant of the Building. At Landlord's option, sublessees or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in the Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions, unless such involves a transaction in which the successor or surviving entity, subject to and assuming this Lease, has a net worth equal to or greater than the predecessor entity and will be utilizing the Demised Premises for a purpose substantially similar to the use of the predecessor, and in any event Tenant shall provide notice to, but does not have to obtain the prior consent of Landlord, concerning such transaction. If Tenant is a corporation (including a limited liability company), any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest in the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions, unless such involves a transaction in which the successor or surviving entity, subject to and assuming this Lease, has a net worth equal to or greater than the predecessor entity had as of the date of execution and delivery of this Lease by all parties hereto, and will be utilizing the Demised Premises for a purpose substantially similar to the use of the predecessor, and in any event Tenant shall provide notice to, but does not have to obtain the prior consent of Landlord, concerning such transaction. Tenant may also have affiliated entities conducting business within the Demised Premises with notice to, but without the consent of Landlord, as long as there is no physical separation of or distinct area for such other entities, and such other parties otherwise comply with the terms of the Lease.

                  (b) Landlord may, as a prior condition to considering any request for consent to an assignment or sublease, require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee. If Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a fee to cover legal fees actually incurred by Landlord as a result of the assignment or sublease, such legal fees due from Tenant not to exceed $1,000.00 per occurrence or request. Fifty percent (50%) of any consideration, in excess of the Rent and other charges and sums due and payable by Tenant under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Demised Premises or any portion thereof, shall be promptly remitted by Tenant to Landlord as additional rent hereunder and Tenant shall have no right or claim thereto as against Landlord; provided, however, that Tenant shall be entitled to deduct from such any reasonable expenses actually incurred by Tenant in procuring such a sublease or assignment, including but not limited to (i) any improvement allowance or other economic concession (planning allowance, moving expenses, and the like) paid by Tenant to sublessee or assignee;
         (ii) brokers' commissions; (iii) attorneys fees; (iv) lease takeover payments; (v) costs of advertising the space for sublease or assignment; and (vi) unamortized cost of initial improvements funded by Tenant (calculated in accordance with the formula set forth in Exhibit
         H). No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease. No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord if Landlord elects under such circumstances to continue such sublease.

         22.      Destruction.

                  (a) If the Demised Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of the Landlord (subject to subparagraph [c] below), unless this Lease is terminated as provided in this Article 22, and during the period required for restoration, a just and proportionate part of Base Rental and Tenant's Additional Rental shall be abated until the Demised Premises are repaired or rebuilt.

                  (b) If the Demised Premises are (i) damaged to such an extent that repairs cannot, in Landlord's reasonable judgment, be completed within one (1) year after the date of the casualty or (ii) damaged or destroyed as a result of a risk which is not insured under standard special form/all-risk insurance policies, or (iii) damaged or destroyed during the last eighteen (18) months of the Lease Term, or if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged), to such an extent that the Building cannot, in Landlord's reasonable judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to the Tenant within sixty (60) days after the date of such occurrence. If the Demised Premises are damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one (1) year after the date of the casualty, if the Demised Premises are substantially damaged during the last eighteen
         (18) months of the Lease Term, or if Landlord indicates to Tenant that such repairs will be completed within one (1) year after the casualty, but then fails to so complete such repairs within said one (1) year period, then in any of such events, Tenant may elect to terminate this Lease by notice in writing to Landlord within fifteen (15) days after the date of such occurrence. Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required in this Article as expeditiously as possible under the circumstances.

                  (c) If Landlord should elect or be obligated pursuant to subparagraph (a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building and any other work or improvements in the Demised Premises (to the extent such leasehold improvements can be restored for the amount of the Construction Allowance applicable thereto) and shall not extend to any furniture, equipment, supplies or other personal property owned or leased by Tenant, its employees, contractors, invitees or licensees. If the cost of performing such repairs and restoration exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within thirty (30) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

                  (d) In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

         23.      Landlord's Lien. Intentionally Deleted.

         24. Services by Landlord. Landlord shall provide the Building Standard Services described on Exhibit "E" attached hereto and by reference made a part hereof.

         25. Attorneys' Fees and Homestead. If any Rent or other debt owing by Tenant to Landlord hereunder that is late is collected by or through an attorney-at-law, Tenant agrees to pay an additional amount equal to Landlord's reasonable attorney's fees actually incurred in connection with such action. If Landlord or Tenant uses the services of any attorney in order to secure compliance with any other provisions of this Lease, to recover damages for any breach or default of any other provisions of this Lease, or to terminate this Lease, the non-prevailing party in any such matter shall reimburse the other party hereto upon demand for any and all attorney's fees and expenses so incurred by the prevailing party. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease, and assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder.

         26. Time. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

         27.      Subordination and Attornment.

                  (a) Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may hereafter be in effect regarding the Project or any component thereof, to any mortgage now or hereafter encumbering the Demised Premises or the Project or any component thereof, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such mortgage, and to any replacements and substitutions for such mortgage, so long as, a part of such subordination, the party receiving the benefit of such agrees to provide a non-disturbance agreement for Tenant, which instrument shall be delivered within six (6) months after the mortgage is first put on public record in the records of Cobb County, Georgia. Landlord represents and warrants to Tenant that, as of the date of this Lease, there is no underlying land lease affecting the Lease or encumbering the Property or Building, and the only deeds to secure debt, mortgages, or other first priority security title or security interest encumbering its estate in the Property is one in favor of The Metropolitan Life Insurance Company ("Mortgagee"). Landlord shall use all reasonable efforts to deliver to Tenant, as soon as possible after the execution and delivery of this Lease by Landlord and Tenant, a fully executed subordination, non-disturbance and attornment agreement from Mortgagee, in the form attached hereto as Exhibit "J", by this reference incorporated herein and in any event will deliver such to Tenant within six (6) months after this Lease is duly executed and delivered by all parties hereto. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Tenant, however, upon request of any party in interest, shall execute promptly such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any mortgagee. Landlord is hereby irrevocably vested with full power and authority as attorney-in-fact for Tenant and in

         Tenant's name, place and stead, to subordinate Tenant's interest under this Lease to the lien or security title of any mortgage and to any future instrument amending, modifying, renewing, consolidating, extending, restating, replacing or substituting any such mortgage.

                  (b) If any mortgagee or lessee under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be. The term "mortgage", as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term "mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

                  (c) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Demised Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which Landlord may hold title, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such lease termination, as the case may be (sometimes hereinafter called "such person"), attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease; provided, however, that no such person shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person);
         (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of the Landlord, as the case may be; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord); (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, the mortgagee or such person. Tenant's obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Demised Premises or the Building pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of the Tenant hereunder. Landlord and Tenant agree that notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Demised Premises or the Building, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of the Demised Premises or Building subject to this Lease.

         28. Estoppel Certificates. Within ten (10) days after request therefor by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Demised Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; and stating the date to which Rent and other charges have been paid. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed. If Tenant fails to timely execute, acknowledge and deliver such certificates within ten (10) days after Landlord's request, then Landlord may provide another notice to Tenant, requesting the estoppel certificate and indicating that Tenant has failed to previously respond. If Tenant fails to provide the estoppel certificate within ten (10) days after this second notice, then the information set forth in such certificate so given by Landlord shall be deemed true and correct, and Tenant shall have waived any rights to claim or state otherwise or to the contrary.

         29. No Estate. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein provided.

         30. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

         31.      Holding Over.

         (a) If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental shall be one hundred fifty percent (150%) of the amount of Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions, for the first three (3) months of the holdover, and then double the amount of Rent due in the last full calendar month of the Lease Term, thereafter. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over.

         (b) Tenant shall have the right, by giving notice to Landlord at least eighteen (18) months prior notice, to hold over in the Demised Premises after the expiration of the Lease Term for a period of between two (2) and six
(6) months, at a Base Rental rate per annum established under Article 6 herein, but not to exceed $18.683 per square foot of Rentable Floor Area, per annum, for such period, and with Tenant's Additional Rental due in accordance with the terms of this Lease. Tenant shall provide, in such notice, the exact number of months which Tenant desires to remain in the Demised Premises under the terms of this Article 31(b) and, upon the giving of such notice, Tenant shall have irrevocably agreed to lease the Demised Premises for the period specified in the notice.

         32. Surrender of Premises. (a) Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear only excepted. If Tenant shall fail or refuse to remove all of Tenant's effects, personalty and equipment from the Demised Premises upon the expiration or termination of this Lease for any cause whatsoever or upon the Tenant being dispossessed by process of law or otherwise, such effects, personalty and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property). The covenants and conditions of this Article 32 shall survive any expiration or termination of this Lease. Landlord acknowledges that nothing built into or a part of the Demised Premises as of the date this Lease is duly executed and delivered must be removed by Tenant at the end of the Lease Term.

         (b) Tenant at all times will retain the right to relocate or remove any and all floor mounted HVAC units and UPS systems in the Demised Premises. Tenant's sole obligation upon removal of such systems will be to restore and repair all Building and Tenant flooring systems, walls and appropriate wall coverings or paint as necessary to return the area effected by the removal to an aesthetic level matching its surroundings, including the repair of any holes or penetrations in the walls or floor.

         33. Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered in person to either party or may be sent by courier (including a recognized overnight courier service) or by United States Mail, certified, return receipt requested, postage prepaid. Any such notice shall be deemed received by the party to whom it was sent (i) in the case of personal delivery or courier delivery, on the date of delivery to such party, and (ii) in the case of certified mail, the date receipt is acknowledged on the return receipt for such notice or, if delivery is rejected or refused or the U.S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver. All such notices shall be addressed to Landlord or Tenant at their respective address set forth hereinabove or at such other address as either party shall have theretofore given to the other by notice as herein provided. Tenant hereby designates and appoints as its agent to receive notice of all distraint proceedings and all other notices required under this Lease, the person in charge of the Demised Premises at the time said notice is given or occupying said Demised Premises at said time; and, if no person is in charge of or occupying the said Demised Premises, then such service or notice may be made by attaching the same, in lieu of mailing, on the main entrance to the Demised Premises.

         34. Damage or Theft of Personal Property. All personal property brought into Demised Premises by Tenant, or Tenant's employees or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person, unless arising out of Landlord's gross negligence or willful misconduct. Landlord shall not at any time be liable for damage to any property in or upon the Demised Premises, which results from power surges or other deviations from the constancy of electrical service or from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever, unless arising out of Landlord's gross negligence or willful misconduct.

         35.      Eminent Domain.

                  (a) If all or part of the Demised Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

                  (b) If this Lease is terminated under the provisions of this Article 35, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with subparagraph (d) below.

                  (c) If there is a partial taking of the Building and this Lease is not thereupon terminated under the provisions of this Article 35, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord.

                  (d) All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises or the Building shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant's expense (and not with the `proceeds of the Construction Allowance), provided, however, that no such claim shall diminish or adversely affect Landlord's award. In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Subject to the foregoing provisions of this subparagraph
         (d), Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such taking.

                  (e) Notwithstanding anything to the contrary contained in this Article 35, if, during the Lease Term, the use or occupancy of any part of the Building or the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease Term.

         36. Parties. The term "Landlord", as used in this Lease, shall include Landlord and its assigns and successors. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Demised Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees and sublessees, if this Lease shall be validly assigned or the Demised Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Demised Premises, Landlord's obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof.

         37. Liability. Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against, any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorney's fees, imposed on Landlord by any person whomsoever, by the gross negligence or willful misconduct of Tenant, or any of its employees, contractors, servants, agents, subtenants, assignees or representatives acting within the scope of their respective authority. Landlord hereby indemnifies Tenant from and agrees to hold Tenant harmless against, any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorney's fees, imposed on Tenant by any person whomsoever, by the gross negligence or willful misconduct of Landlord, or any of its employees, contractors, servants, agents, subtenants, assignees or representatives acting within the scope of their respective authority. The provisions of this Article 37 shall survive any termination of this Lease.

         38. Relocation of the Premises. With respect to (i) the 6th Floor LOMA Space; (ii) the 8th Floor Chevron Space; and (iii) any other portion of the Demises Premises which consists of less than 10,000 contiguous square feet of Rentable Floor Area which is located on a floor which Tenant leases a part of, but not all of, Landlord reserves the right at any time or from time to time, at Landlord's option and upon giving not less than ninety (90) days' prior written notice to Tenant (except, with respect to the 8th Floor Chevron Space, for which Landlord shall provide Tenant not less than one hundred eighty (180) days prior written notice), to transfer and remove Tenant from such portion of the Demised Premises to any other available rooms and offices of no less size and area in the Building, with no greater Base Rental or Tenant's Additional Rental due from Tenant as a result of such relocation. If Landlord elects to relocate a portion of the Demised Premises off of a floor, then Landlord must relocate all portions of the Demised Premises on that floor which are contiguous with the portion being relocated. With respect to a relocation of the 8th Floor Chevron Space, Landlord shall replicate in all material respects, the data center of Tenant located therein. With respect to the 8th Floor Chevron Space and the data center located therein, relocation costs which are reimbursable to Tenant shall include the cost of temporary hardware, and professional services and fees incurred in connection with the disconnection and re-connection of the data center (in another location). Landlord shall bear the expense of removal of all equipment, furniture and fixtures, required as a part of or in connection with any relocation, together with the cost and expense of any renovation or alterations, including cabling and telecommunications equipment, to all substituted space hereunder necessary to make the same substantially conform in arrangement and layout to the original space described in this Lease, such arrangement and layout to be to the reasonable satisfaction of Tenant, from which said relocation is taking place. Landlord shall also provide Tenant replacement stationery for that stationery made obsolete by such relocation. If Landlord exercises such option, then the substituted space shall for all purposes hereof be deemed to be and to constitute the Demised Premises under this Lease and all terms, conditions, covenants, warranties, agreements and provisions of this Lease including but not limited to the same Base Rental Rate per square foot of Rentable Floor Area shall continue in full force and effect and shall apply to the substituted space. Tenant agrees to vacate the Demised Premises herein specified and relocate to said substituted space as soon as reasonable possible after the substituted space is ready for Tenant's occupancy as provided herein, and Tenant's failure to do so shall constitute an event of default by Tenant under this Lease. Following the exercise by Landlord of such relocation option, Landlord and Tenant agree to execute and deliver as soon as reasonably possible an appropriate amendment to this Lease reflecting the changes in this Lease described or contemplated above; provided, however, that Tenant's failure or refusal to execute or deliver such an amendment shall not limit or impair the effectiveness of the relocation. In no event shall any relocation cause an increase in the amount of Rent due from Tenant or reduce the square feet of Rentable Floor Area leased by Tenant.

         39. Force Majeure. In the event of strike, lockout, labor trouble, civil commotion, Act of God, or any other cause beyond a party's control (collectively "force majeure") resulting in the Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Demised Premises on or before the Rental Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

         40. Landlord's Liability. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Building and the Land described in Exhibit "A" hereto for satisfaction of Tenant's remedies, if any. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Land and Building. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

         41. Landlord's Covenant of Quiet Enjoyment. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Demised Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

         42.      Security Deposit.

                  (a) As security for the faithful performance by Tenant throughout the Lease Term, and any extensions or renewals thereof, of all the terms and conditions of this Lease on the part of Tenant to be performed, Tenant has deposited with Landlord the sum set forth in
         Article 1(n) above. Such amount shall be returned to Tenant, without interest, on January 1, 2003, provided Tenant has fully and faithfully observed and performed all of the terms, covenants, agreements, warranties and conditions hereof on its part to be observed and performed. Landlord shall have the right to apply all or any part of said deposit toward the cure of any default of Tenant. If all or any part of said security deposit is so applied by Landlord, then Tenant shall immediately pay to Landlord an amount sufficient to return said security deposit to the balance on deposit with Landlord prior to said application.

                  (b) In a sale or transfer of Landlord's interest in the Demised Premises or the Building or a lease by Landlord of the Building, Landlord shall have the right to transfer the within described security deposit to the purchaser or lessee, as the case may be, and Landlord shall be relieved of all liability to Tenant for the return of such security deposit. The Tenant shall look solely to the new owner or lessor for the return of said security deposit. The security deposit shall not be mortgaged, assigned or encumbered by Tenant.

                  (c) Landlord shall not be required to keep the security deposit separate from its general accounts.

         43.      Hazardous Substances.

                  (a) Tenant hereby covenants and agrees that Tenant shall not cause or permit any Hazardous Substances to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Demised Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances. Promptly upon receipt of Landlord's request, Tenant shall submit to Landlord true and correct copies of any reports filed by Tenant with any governmental or quasi-governmental authority regarding the generation, placement, storage, use, treatment or disposal of Hazardous Substances on or about the Demised Premises. For purposes of this Article 43, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Demised Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease.

                  (b) To the best of Landlord's knowledge and belief, but without any independent investigation or inquiry of any kind or nature whatsoever, there are no Hazardous Substances in the Demised Premises other than "Permitted Hazardous Substances", as that term is defined below. Landlord has not been given a notice of any violation of law arising out of Hazardous Substances in the Building. Landlord covenants and agrees that if any Hazardous Substances other than Permitted Hazardous Substances are found in the Project in such amounts and locations as would require Landlord to remove such materials as a matter of law, then Landlord shall remove or cause to be removed such Hazardous Substances. Such removal shall be accomplished in a manner that does not cause an unreasonable disruption to Tenant's operations in the Demised Premises. The cost of such removal shall not be an Operating Expense to Tenant, unless the substance in question became a Hazardous Substance as a result of or in connection with a law which was passed after the date of this Lease.

                  (c) The term "Permitted Hazardous Substances" shall mean such Hazardous Substances as are commonly and legally used or stored as a consequence of using, maintaining or operating the Project, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action" as that term is defined in CERCLA, and so long as Landlord strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances.

         44. Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant.

         45. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

         46. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

         47. Headings. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

         48. Broker. CPI HAS REPRESENTED LANDLORD IN THIS TRANSACTION, AND INSIGNIA/ESG HAS REPRESENTED TENANT IN THIS TRANSACTION. BROKER(S) (AS DEFINED IN ARTICLE 1[O]) IS (ARE) ENTITLED TO A LEASING COMMISSION FROM LANDLORD BY VIRTUE OF THIS LEASE, WHICH LEASING COMMISSION SHALL BE PAID BY LANDLORD TO BROKER(S) IN ACCORDANCE WITH THE TERMS OF A SEPARATE AGREEMENT BETWEEN LANDLORD AND BROKER(S). Tenant hereby authorizes Broker(s) and Landlord to identify Tenant as a tenant of the Building and to state the amount of space leased by Tenant in advertisements and promotional materials relating to the Building. Tenant represents and warrants to Landlord that (except with respect to any Broker[s] identified in Article 1[o] hereinabove) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Demised Premises and that (except with respect to any Broker[s] identified in Article 1[o] hereinabove) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees, or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder (other than the Broker[s] identified in Article 1[o] hereinabove) claiming to have dealt with Tenant, whether or not such claim is meritorious. Tenant shall cause any agent or broker representing Tenant to execute a lien waiver to and for the benefit of Landlord, waiving any and all lien rights with respect to the Building and Land which such agent or broker has or might have under Georgia law.

         49. Governing Law. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease.

         50. Special Stipulations. The special stipulations attached hereto as Exhibit "G" are hereby incorporated herein by this reference as though fully set forth.

         51. Authority. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and is fully authorized and qualified to do business in the State in which the Demised Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. If Tenant signs as a partnership, joint venture, or sole proprietorship or other business entity (each being herein called "Entity"), each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so on behalf of the Entity, and that such execution is fully binding upon the Entity and its partners, joint venturers, or principal, as the case may be. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Demised Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises.

         52. Financial Statements. Upon Landlord's written request therefor, but not more often than once per year, Tenant shall promptly furnish to Landlord a financial statement with respect to Tenant for its most recent fiscal year prepared in accordance with generally accepted accounting principles and certified to be true and correct by Tenant, which statement Landlord agrees to keep confidential and not use except in connection with proposed sale or loan transactions.

         53. Joint and Several Liability. If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

         54. ERISA Compliance. Tenant represents to Landlord that Tenant is not an "employee benefit plan", a "plan" or a "governmental plan" as defined below or an entity whose assets constitute "plan assets" as defined below. The term "employee benefit plan" means an "employee benefit plan" as defined in
Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA. The term "plan" means a "plan" as defined in Section 4975(e)(i) of the Internal Revenue Code of 1986, as amended. The term "governmental plan" means a "governmental plan" within the meaning of Section 3(32) of ERISA. The term "plan assets" means "plan assets" of one or more plans within the meaning of 2a C.F.R. 2510.3-101.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

                          "LANDLORD":

                          WILDWOOD ASSOCIATES,
                          a Georgia general partnership

                          By:      Cousins Properties Incorporated,
                                   Managing General Partner

                                   By:      /s/ John Murphy
                                       -----------------------------------------
                                   Its:     Senior Vice President
                                       -----------------------------------------

                                                 (CORPORATE SEAL)

                          "TENANT":

                          MANHATTAN ASSOCIATES, INC.


                          By: /s/ Tom W. Williams
                              --------------------------------------------------

                          Its: Senior Vice President and Chief Financial Officer
                              --------------------------------------------------
                          Attest: /s/ David Dabbiere
                                 -----------------------------------------------

                          Its: Senior Vice President and Chief Legal Officer
                              --------------------------------------------------

                                                 (CORPORATE SEAL)

                              RULES AND REGULATIONS



1. No sign, picture, advertisement or notice visible from the exterior of the Demised Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Demised Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens visible from the exterior of the Demised Premises shall be attached to or hung in, or used in connection with any window or door of the Demised Premises without the prior consent of the Landlord, including approval by the Landlord of the quality, type, design, color and manner of attachment. In the event of any breach of the foregoing, Landlord may remove the applicable item, and Tenant agrees to pay the cost and expense of such removal.

2. Tenant agrees that its use of electrical current shall never knowingly exceed the capacity of existing feeders, risers or wiring installation.

3. The Demised Premises shall not be used for storage of merchandise held for sale to the general public. Tenant shall not do or permit to be done in or about the Demised Premises or Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. The Demised Premises shall not be used for sleeping or lodging, except in cases of emergency or extended working conditions. No cooking or related activities shall be done or permitted by Tenant in the Demised Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Demised Premises, vending machines, water coolers, a warming kitchen, a small microwave oven and/or refrigerator, Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations, and provided that such use shall not result in the emission of odors from the Demised Premises into the common area of the Building. No part of said Building or Demised Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Demised Premises without prior written consent of the Landlord. No area outside of the Demised Premises shall be used for storage purposes at any time.

4. No birds or animals of any kind shall be brought into the Building (other than trained assist dogs required to be used by the visually impaired). No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

5. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant, and no articles shall be placed on the window sills of the Building. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

6. Only one key for each office in the Demised Premises will be furnished Tenant without charge. Landlord may make a reasonable charge for any additional keys. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without using the then current Building preferred locksmith and Tenant shall in each such case furnish Landlord with a key for any such lock. At the termination of the Lease, Tenant shall return to Landlord all keys in Tenant's possession.

7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. Tenant shall not allow the building structure within the Demised Premises, nor shall Tenant cause the elevators of the Building, to be loaded beyond rated capacities. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Demised Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. Tenant shall make prior arrangements with Landlord for use of freight elevator, if there shall be required in one (1) day more than three (3) trips on the freight elevator by Tenant, for the purpose of transporting such articles and such articles may be taken in or out of said Building only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. Landlord reserves the right to inspect and, where deemed appropriate by Landlord, to open all freight coming into the Building and to exclude from entering the Building all freight which is in violation of any of these Rules and Regulations and all freight as to which inspection is not permitted. No hand trucks shall be used in passenger elevators. All hand trucks used by Tenant or its service providers for the delivery or receipt of any freight shall be equipped with rubber tires.

8. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Demised Premises, and no flammable, combustible or explosive fluid, chemical or substance shall be brought into the Building, except as commonly exists in standard building materials, supplies and systems including uninterruptable power supplies. Smoking shall not be permitted in any common areas of the Building or the Project or in any premises within the Building; provided, however, smoking shall be permitted in any premises of the Building where the tenant of such premises makes arrangements with Landlord for the installation at such tenant's cost of filtration or other equipment which in Landlord's judgment is adequate to prevent smoke from leaving such premises and entering the common areas or other premises of the Building. Until such approved equipment is installed, smoking shall not be permitted in a tenant's premises. If Tenant shall assert that the air quality in the Demised Premises is unsatisfactory or if Tenant shall request any air quality testing within the Demised Premises, Landlord may elect to cause its consultant to test the air quality within the Demised Premises and to issue a report regarding same. If the report from such tests indicates that the air quality within the Demised Premises is comparable to the air quality of other first-class office buildings in the market area of the Building, or if the report from such tests indicates that the air quality does not meet such standard as a result of the activities caused or permitted by Tenant in the Demised Premises, Tenant shall reimburse Landlord for all costs of the applicable tests and report. Additionally, in the event Tenant shall cause or permit any activity which shall adversely affect the air quality in the Demised Premises, in the common area of the Building or in any premises within the Building, Tenant shall be responsible for all costs of remedying same.

9. Every person, including Tenant, its employees and visitors, entering and leaving the Building may be questioned by a watchman as to that person's business therein and may be required to sign such person's name on a form provided by Landlord for registering such person; provided that, except for emergencies or other extraordinary circumstances, such procedures shall not be required between the hours of 7:00 a.m. and 7:00 p.m., on all days except Saturdays, Sundays and Holidays. Landlord shall direct Building security personnel to requested photo identification for any people requiring access to the Demised Premises through such security service, after Building Operating Hours. Landlord may also implement a card access security system to control access to the Building during such other times. Landlord shall not be liable for excluding any person from the Building during such other times, or for admission of any person to the Building at any time, or for damages or loss for theft resulting therefrom to any person, including Tenant.

10. Unless agreed to by Landlord, Tenant shall not employ any person other than Landlord's contractors for the purpose of cleaning and taking care of the Demised Premises. The Building's cleaning specifications are set forth in Exhibit "I", by this reference incorporated herein, and Landlord shall only use a bonded janitorial service. Cleaning service will not be furnished on nights when rooms are occupied such that the cleaning service is precluded from entry, unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring. Only persons authorized by Landlord may furnish ice, drinking water, towels, and other similar services within the Building and only at hours and under regulations fixed by Landlord.

11. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord, except as provided elsewhere herein. All glass, locks and trimmings in or upon the doors and windows of the Demised Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Demised Premises, nor permit upon the Demised Premises any noisome, noxious, noisy or offensive business.

12. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by an approved electrician, and no outside wiring men shall be allowed to do work of this kind unless by the written permission of Landlord, except as provided elsewhere herein. If telegraph or telephonic service is desired, the wiring for same shall be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord, except as provided elsewhere herein.

13. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord. All vehicles shall be parked only in areas designated therefor by Landlord.

14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

15. Tenant agrees to participate in the waste recycling programs implemented by Landlord for the Building, including any programs and procedures for recycling writing paper, computer paper, shipping paper, boxes, newspapers and magazines and aluminum cans. If Landlord elects to provide collection receptacles for recyclable paper and/or recyclable aluminum cans in the Demised Premises, Tenant shall designate an appropriate place within the Demised Premises for placement thereof, and Tenant shall request its employees to place their recyclable papers and/or cans into the applicable such receptacles on a daily basis provided that Landlord satisfies any and all reasonable security concerns of Tenant.

16. Any special work or services requested by Tenant to be provided by Landlord shall be provided by Landlord only upon request received at the Project management office. Building personnel shall not perform any work or provide any services outside of their regular duties unless special instructions have been issued from Landlord or its managing agent.

17. Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority. Landlord will be required to pay for all materials that reflect the address that needs to be changed as a result of any such change initiated by Landlord.

18. The directory of the Building will be provided for the display of the name and location of the tenants. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord, and if so approved, a reasonable charge will be made therefor.

19. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Building.

20 These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

21. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, the Land and Wildwood Office Park, and for the preservation of good order therein, so long as such modifications do not materially, adversely impact upon Tenant's use of or access to the Demised Premises.

                                   EXHIBIT "A"

                            LEGAL DESCRIPTION OF LAND



         The following is a description of a tract of land lying and being in Land Lots 941, 985 and 986, 17th District, 2nd Section, Cobb County, Georgia, and being more particularly described as follows:

         To find the TRUE POINT OF BEGINNING, begin at the corner common to Land Lots 941, 940, 987, and 986 of the 17th District, 2nd Section, Cobb County, Georgia, and running thence along the north land lot line of said Land Lot 941, (being the south land lot line of said Land Lot 940) North 89 degrees 36 minutes West, a distance of 527.94 feet to a point on said common land lot line; thence leaving said common land lot line dividing said Land Lots 941 and 940 and running South 11 degrees 36 minutes East, a distance of 730.0 feet to a point located on the northwesterly right-of-way line of Windy Hill Road; thence South 07 degrees 01 minutes 30 seconds East, a distance of 119.65 feet to a point on the southwesterly right-of-way line of said Windy Hill Road; thence, continuing along said right-of-way South 88 degrees 33 minutes 25 seconds East, a distance of 86.59 feet to a point; thence along an arc of curve to the left (which has a radius of 525.00 feet and a chord distance of 305.17 feet along a chord bearing of North 74 degrees 32 minutes 48 seconds East), an arc distance of 309.64 feet to a point, said point being THE TRUE POINT OF BEGINNING. Thence, continuing along said Windy Hill Road right-of-way (having a variable right-of-way width) along an arc of curve to the left (which has a radius of 525.00 feet and a chord distance of 218.51 feet along a chord bearing of North 45 degrees 38 minutes 22 seconds East), an arc distance of 220.11 feet to a point; thence, North 33 degrees 37 minutes 44 seconds East, a distance of 152.45 feet to a point; thence, North 50 degrees 57 minutes East, a distance of 134.42 feet to a point; thence, leaving said right-of-way of Windy Hill Road South 62 degrees 57 minutes East, a distance of 735.00 feet to a point; thence, South 44 degrees 03 minutes West, a distance of 295.00 feet to a point; thence, South 09 degrees 03 minutes West, a distance of 395.00 feet to a point ;thence, South 53 degrees 57 minutes East, a distance of 210.00 feet to a point; thence, South 42 degrees 28 minutes East, a distance of 100.00 feet to a point; thence, South 03 degrees 11 minutes 06 seconds West, a distance of 101.72 feet to a point on the north right-of-way of Windy Ridge Parkway (having a variable right-of-way width); thence, continuing along said right-of-way along an arc of curve to the right (which curve has a radius of 301.00 feet and a chord distance of 92.15 feet along a chord bearing of North 70 degrees 52 minutes 19 seconds West) an arc distance of
92.52 feet to a point; thence, North 62 degrees 04 minutes West, a distance of
92.52 feet to a point; thence, North 62 degrees 04 minutes West, a distance of
74.71 feet to a point on the intersection of said right-of-way with the northeast right-of-way of Windy Ridge Parkway extension (having a varying right-of-way width); thence, continuing along said right-of-way along an arc of curve to the right (which has a radius of 200.00 feet and a chord distance of 158.69 feet along a chord bearing of North 38 degrees 41 minutes 37 seconds
West), an arc distance of 163.17 feet to a point; thence, North 15 degrees 19 minutes 15 seconds West, a distance of 67.75 feet to a point; thence, along an arc of curve to the left (which has a radius of 290.00 feet and a chord distance of 266.21 feet along a chord bearing of North 42 degrees 38 minutes 33 seconds West), an arc distance of 276.58 feet to a point; thence North 69 degrees 57 minutes 51 seconds West, a distance of 261.61 feet to a point; thence, along an arc of curve to the right (which has a radius of 425.00 feet and a chord distance of 331.65 feet along a chord bearing of North 46 degrees 59 minutes 56 seconds West), an arc distance of 340.70 feet to a point; thence North 24 degrees 02 minutes West, a distance of 83.26 feet to a point; thence, North 16 degrees 48 minutes 29 seconds East, a distance of 30.08 feet to a point on the southwesterly right-of-way of Windy Hill Road, and THE TRUE POINT OF BEGINNING.

         Said tract containing 536,631 square feet or 12.319 acres more or less.

                                   EXHIBIT "B"

                                   FLOOR PLAN


Manhattan Associates
2300 Windy Ridge Parkway
Atlanta, Georgia  30339

A Development of Cousins Properties


[Architectural Drawing of Floor 7 Space - Drawing 1]

                                   EXHIBIT "B"
                                   (Continued)

                                   FLOOR PLAN


Manhattan Associates
2300 Windy Ridge Parkway
Atlanta, Georgia  30339

A Development of Cousins Properties


[Architectural Drawing of Floor 1 North Space - Drawing 2]

                                   EXHIBIT "B"

                                   FLOOR PLAN


Manhattan Associates
2300 Windy Ridge Parkway
Atlanta, Georgia  30339

A Development of Cousins Properties


[Architectural Drawing of Floor 3 North Space - Drawing 3]

                                   EXHIBIT "B"
                                   (Continued)

                                   FLOOR PLAN


Manhattan Associates
2300 Windy Ridge Parkway
Atlanta, Georgia  30339

A Development of Cousins Properties


[Architectural Drawing of Floor 3 South Space - Drawing 4]

                                   EXHIBIT "B"
                                   (Continued)

                                   FLOOR PLAN


Manhattan Associates
2300 Windy Ridge Parkway
Atlanta, Georgia  30339

A Development of Cousins Properties


[Architectural Drawing of Floor 6 South - Drawing 5]

                                   EXHIBIT "B"
                                   (Continued)

                                   FLOOR PLAN


Manhattan Associates
2300 Windy Ridge Parkway
Atlanta, Georgia  30339

A Development of Cousins Properties


[Architectural Drawing of Floor 8 North Space - Drawing 6]

                                  EXHIBIT "B-1"

                                   FLOOR PLAN

                                  Square Feet of
                               Rentable Floor Area
                               -------------------

       7th Floor                     63,296                   square feet of Rentable Floor Area
       6th Floor                      6,580                   square feet of Rentable Floor Area
       6th Floor                      7,028                   square feet of Rentable Floor Area
                                                              ("6th Floor LOMA Space")
       8th Floor                      5,448                   square feet of Rentable Floor Area
                                                              ("8th Floor Chevron Space")
       3rd Floor North               23,776                   square feet of Rentable Floor Area
       3rd Floor South                6,551                   square feet of Rentable Floor Area
       1st Floor North               22,719                   square feet of Rentable Floor Area
                                     ------                   ("1st Floor North Space")
                                                              square feet of Rentable Floor Area
                                    135,398

                                   EXHIBIT "C"

                               SUPPLEMENTAL NOTICE


         Re: Lease dated as of June __, 2001, by and between WILDWOOD ASSOCIATES, -- as Landlord, and MANHATTAN ASSOCIATES, INC., as Tenant.

Dear Sirs:

         Pursuant to Article 3 of the captioned Lease, please be advised as follows:

         1. The Rental Commencement Date is the day _____of ____________ , 200__, and the expiration date of the Lease Term is the _____ day of, ____________, _________________, subject however to the terms and provisions of the Lease.

         2. Terms denoted herein by initial capitalization shall have the meanings ascribed thereto in the Lease.

                                    "LANDLORD":

                                    WILDWOOD ASSOCIATES,
                                    a Georgia general partnership

                                    By:      Cousins Properties Incorporated,
                                             Managing General Partner


                                    By:      _______________________________

                                    Its:     _______________________________

                                                          (CORPORATE SEAL)

         THIS SUPPLEMENTAL NOTICE WILL BE USED AS EACH COMPONENT OF THE DEMISED PREMISES IS LEASED BY TENANT UNDER THIS LEASE.

                                   EXHIBIT "D"

                             LANDLORD'S CONSTRUCTION



1. Tenant, at Tenant's sole cost and expense, shall cause to be prepared by Tenant's architect and/or designer the architectural drawings.

2. Tenant, at Tenant's sole cost and expense, shall cause to be prepared by Tenant's architect and/or designer and/or engineer the following:

         (a) Any additional modification requested by Tenant to the schematic partition plan described in Paragraph 1 above.

         (b) Complete, finished, detailed architectural drawings and specifications for Tenant's partition layout, reflected ceiling and other installations for the work to be done under Paragraph 4 hereof, which shall be prepared by Tenant's designer or architect.

         (c) Complete mechanical and electrical plans and specifications where necessary for installation of air conditioning system and ductwork, heating, electrical, plumbing and other mechanical plans for the work to be done under Paragraph 4 hereof, which shall be prepared by Tenant's architect and/or designer.

         (d) Any subsequent modifications to the drawings and specifications requested by Tenant.

         All such plans and specifications are expressly subject to Landlord's approval and shall comply with all applicable laws, rules and regulations. Upon approval by Landlord, such approval of Landlord not to be unreasonably withheld or delayed, Landlord will cause said plans to be filed at Tenant's sole cost and expense with the appropriate governmental agencies in such form (building notice, alteration or other form) as Landlord may direct.

3. Landlord will deliver Demised Premises in its "as is" condition. The existing air conditioning system shall be provided in its current, "as is" condition, including diffusers and returns, capable of maintaining 76(Degree) F or less (summer) when outside temperature is 92(Degree) F or less and 70(Degree) F or more when outside temperature is 17(Degree) F or more (winter). Air conditioning design basis is 5.0 watts per rentable square foot lighting and power load, based upon an occupancy rate of seven (7) persons per 1,000 rentable square feet (per ASRAE Standard 62-1989) and venetian blinds drawn with slats tilted against the sun at not less than 45(Degree) from horizontal.

4. Tenant shall perform all tenant fit-up and finish work in the Demised Premises ("Tenant's Work"), and Landlord shall have no responsibility therefor. In connection therewith:

         1. Tenant's Work shall be performed in a first-class manner, using new and first-class, quality materials. Tenant's Work shall be constructed and installed in accordance with all applicable laws, ordinances, codes and rules and regulations of governmental authorities. Tenant shall promptly correct any of Tenant's Work which is not in conformance therewith.

         2. The entry by Tenant and/or its contract parties into the Demised Premises for the performance of Tenant's Work shall be subject to all of the terms and conditions of the Lease except the payment of Rent. If Landlord allows Tenant and/or its contract parties to enter the Demised Premises and to commence the performance of Tenant's Work, such entry by Tenant shall be at Tenant's sole risk.

         3. Tenant's Work shall be coordinated and conducted to maintain harmonious labor relations and not (a) to interfere unreasonably with or to delay the completion of any work being performed by any other tenant in the Building; or (b) to interfere with or disrupt the use and peaceful enjoyment of other tenants in the Building.

         4. Tenant and Tenant's contract parties shall perform their work, including any storage for construction purposes, within the Demised Premises only. Tenant shall be responsible for removal, as needed, from the Demised Premises and the Building of all trash, rubbish, and surplus materials resulting from any work being performed in the Demised Premises. Tenant shall exercise extreme care and diligence in removing such trash, rubbish, or surplus materials from the Demised Premises to avoid littering, marring, or damaging any portion of the Building. If any such trash, rubbish, or surplus materials are not promptly removed from the Building in accordance with the provisions hereof or if any portion of the Building is littered, marred, or damaged, Landlord may cause same to be removed or repaired, as the case may be, at Tenant's cost and expense. If Landlord incurs any costs or expenses in performing the above, Tenant shall pay Landlord the amount of any such cost and expenses within thirty (30) days after demand therefor. Tenant or its representative(s) may enter upon the Demised Premises during construction of the Tenant's Work for purposes of conducting all such activities as are necessary, appropriate or desirable with respect to completing Tenant's Work without being deemed thereby to have taken possession.

         5. Tenant shall provide or cause to be provided with respect to all such work to be performed by Tenant with respect to the Demised Premises the following types of insurance:

                  (a) At all times during the period between the commencement of such work and the date such work is completed and Tenant commences occupancy of the Demised Premises, Tenant shall maintain or cause to be maintained, casualty insurance in "Builders Risk" form, covering Landlord and Landlord's agents, architects, and Tenant and Tenant's contractors and subcontractors, as their interest may appear, against all perils normally insured under an "all risk" builder's risk policy, including earth movement and flood (and containing such exclusions as would also normally be excluded from such a policy) covering the work to be performed by Tenant and all materials at the work-site to be incorporated into such work. Said Builder's Risk insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors;

                  (b)      Liability insurance as required by the Lease; and

                  (c) Statutory Workers' Compensation as required by the State of Georgia or the local municipality having jurisdiction.

                  All insurance policies procured and maintained pursuant to this Paragraph shall name Landlord as additional insured, shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be non-cancelable except after twenty (20) days written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto shall be delivered to Landlord before the commencement of the work, and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

6. Tenant shall indemnify and hold harmless Landlord, and any of Landlord's contractors, agents and employees from and against any and all losses, damages, costs (including costs of suits and attorneys' fees), liabilities, or causes of action arising out of or relating to the performance of the work to be performed by Tenant with respect to the Demised Premises, including but not limited to mechanics', materialmen's or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work, subject to the limitation of Tenant's liability under the Lease. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant or Tenant's contractor for the furnishing of any labor, services, materials, suppliers or equipment with respect to the work are hereby charged with notice that they must look solely to Tenant for payment of same. Without limiting the generality of the foregoing, Tenant shall repair or cause to be repaired at its expense all damage caused by Tenant's contractor, its subcontractors or their employees acting within the scope of their employment or agency. Tenant shall promptly pay to Landlord, upon notice thereof from Landlord, any costs incurred by Landlord to repair any such damage caused by Tenant's contractor or any costs incurred by Landlord in requiring the Tenant's contractor's compliance with the Rules and Regulations. In connection with any and all claims against Landlord or any of its agents, contractors or employees by any employee of Tenant's contractor, any subcontractor, anyone directly or indirectly employed by any of them, or anyone for whose acts Tenant's contractor or any subcontractor may be liable, the indemnification obligations of Tenant's contractor and any subcontractor under the agreements hereinabove referred to in this subparagraph shall not he limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant's contractor or subcontractor under worker's compensation acts, disability benefit acts, or other employee benefit acts.

7. At the request of Landlord, Tenant shall, at Tenant's sole cost and expense, provide evidence in form and content approved by Landlord, which approval shall not be unreasonably withheld or delayed (and if not disapproved within ten (10) days of request, shall be deemed approved) (including, but not limited to, certificates and affidavits of Tenant, Tenant's contractor or such other persons as Landlord may reasonably require) showing:

                  (a) That all outstanding claims for labor, materials and fixtures have been paid;

                  (b) That there are no liens outstanding against the Demised Premises or the Project arising out of or in connection with Tenant's work; and

                  (c) That all construction prior to the date thereof has been done substantially in accordance with Tenant's space plans, consented to by Landlord.

8.       A.       Landlord will provide the Construction Allowance to Tenant within thirty (30) days after Tenant provides Landlord reasonable evidence of the expenditure of such funds in connection with the improvement to (or equipment, furniture or fixtures within) the Demised Premises, and the material required under Article 7 of this Exhibit "D" has been furnished to Landlord in connection therewith. Tenant may draw down the Construction Allowance (except as provided below) in up to three (3) draws, at any time from and after December 1, 2002, but before August 31, 2003. Tenant may use the Construction Allowance on any improvements to or equipment, furniture or fixtures within the Demised Premises, including, but not limited to, work previously performed by or for Tenant in improving the Demised Premises. Tenant agrees that costs not covered by the Construction Allowance shall be paid directly by Tenant.

         B. Landlord shall be paid a return on the Construction Allowance, or so much as is advanced from time to time, of twelve and one-half percent (12.5%) per annum, from the date any such amount is advanced until the expiration or early termination of the Lease Term. Such return amount only shall be paid by Tenant as Additional Rent, at the times and in the manner Base Rent is paid under the Lease. Landlord shall, from time to time, as Landlord elects, provide to Tenant an invoice for the amount of such Additional Rent due.

         C. Landlord shall not have the right to receive a fee for any construction management or oversight with respect to the initial build-out of the Demised

                  Premises, except for the 1st Floor North Space, for which Landlord or Landlord's designee shall receive a construction management fee of ten cents (10(cent)) per square foot of Rentable Floor Area therein. Landlord or Landlord's designee shall also receive such a fee of ten cents (10 cents) per square foot of Rentable Floor Area, for any Expansion Space leased by Tenant.

9. Tenant shall not make any alterations, additions or improvements in or to the Demised Premises, except as set forth herein, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. The Demised Premises are delivered to Tenant "as is" without any warranty or representation whatsoever. Any alterations, additions or improvements requested by Tenant and approved by Landlord shall be performed (i) by Landlord's contractor or another contractor approved by Landlord, (ii) in a good and workmanlike manner, and (iii) in accordance with all applicable codes, laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Demised Premises.

10. Any approval by Landlord of or consent by Landlord to any plans, specifications or other items to be submitted to and/or reviewed by Landlord pursuant to this Lease shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and, whether or not the work is performed by Landlord or by Tenant's contractor, such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any acknowledgment, representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements, and Tenant shall be responsible for all of the same.

11. Tenant acknowledges that the Demised Premises is delivered to Tenant "as is". From the date this Lease is effective as to the Demised Premises, or portions thereof, Tenant assumes no responsibility or liability for any other tenants service that might exist within the Demised Premises. Subject to the requirements of this Lease, Tenant shall have the right to remove or relocate interior tenant walls within the Demised Premises without obligation to repair or restore other building tenants' service housed in those interior walls. Tenant shall work in good faith with Landlord and other building tenants if such situation is identified to allow the tenant utilizing that service to provide an alternate routing for the service through appropriate common Building chaseways.

                                   EXHIBIT "E"

                           BUILDING STANDARD SERVICES


         Landlord shall furnish the following services to Tenant during the Lease Term (the "Building Standard Services"):

         (a) Common - use restrooms (with cold and tempered domestic water) and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

         (b) Subject to curtailment as required by governmental laws, rules or mandatory regulations and subject to the design conditions set forth in paragraph 3(a) of Exhibit "D" attached hereto, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Building. Such heating and air conditioning shall be furnished between 8:00 a.m. and 7:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the "Building Operating Hours"). Such heating and air conditioning service shall be furnished after such Building Operating Hours at an initial cost of Forty and No/100 Dollars ($40.00) per floor per hour, for the first floor of the Demised Premises for which service is so requested, and $20.00 per floor, per hour, for each additional floor of the Demised Premises for which such service is so requested, as such amount may be increased from time to time by Landlord based upon increases in the costs of electricity and otherwise providing such service, and not at a profit to Landlord. Such services shall be available to Tenant provided that it gives Landlord reasonable prior oral notification of its need for such services.

         (c) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

         (d) Janitor service shall be provided five (5) days per week, exclusive of Holidays (as hereinbelow defined), in a manner set forth on Exhibit "I", attached hereto and by this reference incorporated herein.

         (e) Security services for the Building comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly sized first-class, multi-tenant office buildings in suburban Atlanta, Georgia; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the

Building and/or the Demised Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury, except as set forth in Article 37 of the Lease.

         (f) Sufficient electrical capacity at the building core electrical panels to operate incandescent lights, typewriters, computers, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120/208 volts), and lighting (277/480 volts), provided that the total rated electrical design load for all such items and matters shall not exceed 5.0 watts per square foot of rentable area (the "Building Standard Rated Electrical Design Load").

         Should Tenant's total rated electrical design load exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building Standard circuits, Tenant will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers (which additional circuits, panels and transformers shall be hereinafter referred to as the "Additional Electrical Equipment"). If the Additional Electrical Equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the Additional Electrical Equipment.

         The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

         Tenant agrees that if Tenant uses data processing or other electronic equipment which incorporates the use of switched mode power supplies or any other type device causing harmonic distortion on Landlord's power distribution system, Tenant shall install filters at Tenant's cost to eliminate the harmonic distortion. In addition, any damage to Landlord's equipment resulting from harmonic distortion caused by Tenant's electronic equipment shall be repaired at Tenant's expense. Total harmonic distortion shall not exceed thirteen percent (13%).

         If any of Tenant's electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed by Tenant. Tenant shall pay all design, installation, metering and operating costs relating thereto.

         If Tenant requires that certain areas within the Demised Premises must operate in excess of the normal Building Operating Hours, the electrical service to such areas shall be separately circuited and metered (at Tenant's expense) such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours. Tenant shall receive a credit of $1600.00 per annum, in December of every calendar year starting in

December of 2003, against amounts due as shown on the submeter for Tenant's computer room, which shall be separately metered.

         (g) All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

         (h) Non-exclusive multiple cab passenger service to the floor(s) of the Demised Premises during Building Operating Hours (as hereinabove defined) and at least one (1) cab passenger service to the floor(s) on which the Demised Premises are located twenty-four (24) hours per day and non-exclusive freight elevator service during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith.

         To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful acts of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

         The following dates shall constitute "Holidays" as that term is used in this Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the metropolitan Atlanta office market, as determined by Landlord in good faith. If in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Atlanta, Georgia on account of said holiday shall constitute the Holiday under this Lease.

                                   EXHIBIT "F"

                                    GUARANTY


                              INTENTIONALLY OMITTED

                                   EXHIBIT "G"

                              SPECIAL STIPULATIONS

In a conflict between the terms and conditions of these Special Stipulations and the terms and conditions of the remainder of the Lease, the terms and conditions of these Special Stipulations will control.

1.       Renewal Option.

         (a) Provided this Lease is then in full force and effect and Tenant is not in default under this Lease beyond any applicable grace or cure periods expressly provided for in this Lease, Landlord hereby grants to Tenant one (1) option to renew this Lease, for a period of five (5) years (a "Renewal Term"), at a rental rate equal to the effective rental rate then being offered by landlords to tenants desiring to lease comparable space of comparable height and view that is the size of or comparable to the Premises, in the other comparable first-class buildings with comparable amenities and facilities in the area of the Building, taking into account any abatements, costs, allowances, commissions or other concessions then being offered to such comparable tenants, seeking comparable space, and any rights, privileges and allowances Tenant has with respect to such Renewal Term under, pursuant to or in connection with this Lease (the "Market Rate"), and upon the same terms and conditions as contained in this Lease.

         (b)      Tenant shall provide notice to Landlord no more than fifteen
                  (15) months and no less than twelve (12) months prior to the expiration of the Term or Renewal Term (as applicable), if Tenant desires to exercise a Renewal Term. Landlord shall have sixty (60) days from the date Tenant provides such notice, to provide a proposed Market Rate to Tenant. If Tenant fails to provide such notice, then the Lease shall terminate as of the end of the Term as established herein or the Renewal Term, as the case may be. Tenant shall have thirty (30) days after such response from Landlord to accept such offer, reject such offer, or exercise the rights set forth under Special Stipulation 1(c) below. If Tenant accepts such offer, then the Term or the Renewal Term, as the case may be, shall be extended, the rent for such period shall be the Market Rate as offered by Landlord and accepted by Tenant pursuant to the terms and conditions of this Paragraph, and the Lease for the Renewal Term in question shall be otherwise on the same terms and conditions as contained in the Lease. If Tenant rejects such offer, then the Lease shall terminate as of the end of the Term as established herein or the Renewal Term, as the case may be.

         (c) If Landlord and Tenant are unable to agree upon the Market Rate within the thirty (30) day period described above, and Tenant responds to Landlord within the

================================================================================
                  aforesaid thirty (30) day response period that Tenant desires to arbitrate the Market Rate, then the dispute shall proceed to arbitration. The arbitration procedure shall thereafter commence when either party submits the matter to arbitration.

                  (1) Not later than ten (10) days after the arbitration procedure has commenced, each party shall appoint an arbitrator and notify the other party of such appointment, identifying the appointee. Each party hereto agrees to select as its respective appointee a licensed real estate broker, who is an individual of substantial experience with respect to office building ownership, management and marketing in the Cobb County office market of Atlanta, Georgia, which person shall not be regularly employed of have been retained during the last two (2) years as a consultant by the party selecting such person. Neither party may consult directly or indirectly with any arbitrator regarding the Market Rate prior to appointment, or after appointment, outside the presence of the other party. The arbitration shall be conducted in Atlanta, Georgia, under the provisions of the commercial arbitration rules of the American Arbitration Association and the applicable Laws of the State of Georgia governing the arbitrator.

                  (2) Not later than ten (10) days after both arbitrators are appointed, each party shall separately, but simultaneously, submit in a sealed envelope to each arbitrator their separate suggested Market Rate and shall provide a copy of such submission to the other party. After reviewing such submissions, the two (2) selected arbitrators shall determine whether Landlord's or Tenant's estimate of the Market Rate is closer to the actual Market Rate for the Premises. If both arbitrators agree that one of said declared estimates is closer to the actual Market Rate, they shall declare that estimate to be the Market Rate, and their decision shall be final and binding upon the parties.

                  (3) If the two selected arbitrators are unable to agree on the Market Rate within thirty (30) days after receipt of Landlord's and Tenant's submitted estimates, then the arbitrators shall inform the parties. Unless the parties shall both otherwise then direct, said arbitrators shall select a third arbitrator, not later than ten (10) days after the expiration of said thirty (30) day period. If no arbitrator is selected within such ten (10) day period, either party may immediately petition a court with appropriate jurisdiction to appoint such third arbitrator. The third arbitrator shall have the qualifications and restrictions set forth above, and shall conduct an arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The third arbitrator's decision shall be final and binding as to which estimate (as between Landlord's and Tenant's) of the Market Rate is closer to the actual Market Rate, and shall select such rate as the Market Rate. Such third arbitrator shall make a decision not later than thirty (30) days after appointment.

                  (4) Each party shall be responsible for the costs, charges and/or fees of its respective appointee, and the parties shall share equally in the costs, charges and/or fees of the third arbitrator.

2. Right of First Refusal. Provided this Lease is then in full force and effect and no event of default on the part of Tenant has occurred and remains uncured, and there is no sublease (or subleases, in the aggregate) of in excess of 30,000 square feet of Rentable Floor Area of the Demised Premises (excluding any sublessees under Article 11(c) of the Lease), or assignment of any of Tenant's interest in the Lease, (excluding any assignee under Article 11(c) of the Lease) Tenant shall have a right of first offer on any "available" square feet of Rentable Floor Area in the Building (the "Expansion Space"), on the following terms and conditions:

         (a) Landlord shall give notice to Tenant of Landlord's desire to lease the Expansion Space.

         (b) Tenant shall have ten (10) business days after Landlord's notice to respond as to whether or not Tenant desires to lease the Expansion Space in question, or if there is in excess of twelve (12) months until the Expansion Space in question will first become available for work to commence therein, then Tenant shall have until there is ten (10) months until the Expansion Space in question will be available to respond as to whether or not Tenant desires to lease the Expansion Space in question. Landlord may not notify Tenant that Expansion Space is or shall become available in excess of fifteen (15) months in advance of the date such Expansion Space shall become available. Tenant must lease all of the Expansion Space then offered by Landlord, unless there is in excess of a full floor of Expansion Space offered at such time, in which event Tenant may lease all of the Expansion Space then offered, or any portion thereof as long as such portion is (i) all of the Expansion Space on a given floor; or (ii) a full floor.

         (c) The term of lease for the Expansion Space in question must commence on or before March 31, 2005, and if such cannot occur, then Landlord shall have no obligation to offer such Expansion Space to Tenant under the terms hereunder. If Tenant elects not to lease the Expansion Space or fails to respond within the ten (10) business day period, Landlord shall be free to lease the Expansion Space to any third party. Tenant may respond within such period with an irrevocable binding offer (except as provided herein) to lease the Expansion Space at some terms other than as set forth herein (the "Floor Offer"), which offer shall be binding and constitute an ongoing offer by Tenant until the earlier to occur of (i) twelve (12) months after the Floor Offer is first made, or
                  (ii) whenever Tenant withdraws such offer by a notice to Landlord (which Tenant may do at any time).

                  If Tenant fails to respond within said period or merely declines to lease the Expansion Space in question, or withdraws the Floor Offer by a notice to Landlord, then the Floor Offer shall be zero (0). Landlord shall have ten (10) business days after Tenant's notice of a Floor Offer to either reject the Floor Offer, or lease the Expansion Space in question to Tenant on the terms of the Floor Offer. If Landlord rejects the Floor Offer, Landlord shall be free to lease the Expansion Space to any other tenant for any amount equal to or in excess of the Floor Offer. In considering other offers in comparison to the Floor Offer, Landlord shall do a present value analysis, taking into account the net rental rate, commissions due and tenant improvement allowance offered to any such third-party tenant. Exhibit "H" provides an example of how such calculation shall be made. If Landlord does enter into a lease with a third party then Landlord shall, after Tenant's request for such, provide Tenant with a certification that the third party lease terms exceed the Floor Offer. If the lease of such third party expires (without any extensions thereof being exercised) or is terminated prior to the expiration of the Term hereunder, Tenant's right of first offer, as granted hereunder, shall again apply to the Expansion Space.

         (d) If Tenant elects to lease the Expansion Space, the base rent for the Expansion Space shall be at the same Rent (on a per square foot per annum basis) then being paid by Tenant for the Demised Premises, which rate shall increase as provided in the Lease.

         (e) The Rent for the Expansion Space shall commence on the earlier to occur of (i) sixty (60) days after Landlord has delivered the Expansion Space to Tenant, so that work can commence therein, or (ii) the date Tenant first occupies the Expansion Space.

         (f) If Tenant elects to lease the Expansion Space, and the Lease Term thereof would commence prior to January 1, 2003, then Landlord shall provide an allowance for the tenant fit-up and finish work in the Expansion Space equal to $12.00 per square foot. If Tenant elects to lease the Expansion Space, and the Lease Term thereof would commence after January 1, 2003, then Landlord shall provide an allowance for the tenant fit-up and finish work in the Expansion Space equal to $7.52 per square foot of the Rentable Floor Area within the Expansion Space multiplied (and reduced) by a fraction, the numerator of which shall be the number of months left in the Term after Tenant commences paying rent for the Expansion Space, and the denominator of which shall be 63 (the "Expansion Space Allowance"), which is twelve cents (12(cent)) per square foot of Rentable Floor Area, per month left on the Lease Term. Landlord shall receive, and Tenant shall pay, as Additional Rent, for a twelve and one-half percent (12.5%) return on any amounts advanced hereunder. Allowances for Expansion Space must be drawn (in accordance with this Lease), if at all, within ninety (90) days after the Lease Term for the Expansion Space in question commences.

         (g) Except as expressly set forth to the contrary herein, all other terms and conditions of this Lease shall apply to the Expansion Space, and from and after the date Tenant elects to lease the Expansion Space, the Expansion Space shall be and shall be deemed to be a part of the Demised Premises.

         (h) For the purposes of this paragraph, space in the Building shall be "available" when no other third-party is in occupancy thereof or has any rights therein, including, but not limited to, rights of expansion, extension, renewal or option.

3.       Tenant's Right to Install Satellite Antenna

         (a) Subject to the terms and conditions as described below, Tenant shall have the right to place and maintain on the roof of the Building one (1) satellite antenna module not to exceed 3' by 3' (the "Antenna") and related hardware and cabling, connected to the Premises, to service and serve the Premises and communications to and from the Premises. Tenant must obtain and pay for all permits and license fees which may be required to be paid for the erection and maintenance of any and all such Antenna. The right of Tenant to install such Antenna is expressly conditioned upon Tenant's Antenna not interfering with any antennae presently existing on or within the Project, and Tenant hereby covenants and agrees that this Antenna will not so interfere.

         (b) Tenant shall furnish detailed plans and specifications for such Antenna systems to Landlord for Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided Landlord may condition its consent by requiring that such systems be installed in the least conspicuous of all acceptable locations on which the systems might be located and that all components and elements thereof (except the terminal devices and structures) be concealed from view from within and without the Building. Upon the giving of such consent, such systems shall be installed, at Tenant's expense, by a contractor selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. In the installation of such systems, Tenant shall comply with all applicable laws, and keep the Premises, Building and Property free and clear from liens arising from or related to Tenant's installation, and shall provide all insurance with respect to or in connection with the Antenna as Landlord in Landlord's reasonable judgment, deems appropriate or necessary. Tenant shall be entitled to use such portions of the Building as may be reasonably necessary for the installation, operation and maintenance of the Antenna, and Tenant shall have reasonable access to such portions of the Building at all times throughout the term of this Lease for such purposes; provided however, that except for the roof, any cables, conduits or other physical connections between such Antenna and the Premises shall be concealed underground or within permanent walls, floors, columns and ceilings of the Building and in the shafts of the Building provided for such installations, not damaging the appearance of the Building or reducing the usable or rentable space of the Building; and provided further, that except for the roof and Premises, any installation or maintenance work performed by Tenant or at Tenant's direction shall be performed without unreasonably interfering with Landlord's or any other tenant's use of the Building, and upon completion of such installation and maintenance (initially and from time to time) Tenant shall restore such portions of the Building to a condition reasonably comparable to that existing prior to such installation or maintenance. Tenant shall be responsible for procuring whatever licenses or permits may be required for the use of such systems or operation of any equipment served thereby, and Landlord shall cooperate with Tenant, at Tenant's expense, in procuring such licenses or permits, to the extent required by applicable laws. Landlord makes no warranties whatsoever as to the permissibility of such systems under applicable laws. Tenant's Antenna shall not constitute a nuisance, or unreasonably interfere with the operations of other tenant of the Building or with the normal use of the area surrounding the Building by occupants thereof. Upon termination or expiration of this Lease, Tenant shall remove the Antenna installed by it pursuant to this Paragraph, at its expense, and shall repair and restore the Building to a condition comparable to that existing prior to such installation, normal wear and tear excepted.

         (c) Landlord reserves the right to relocate said Antenna at any time, at Landlord's sole expense, provided such relocation shall have no adverse impact on the operations of such Antenna as a service to the Premises. Tenant hereby covenants and agrees that such Antenna is designed and shall be installed in a manner so that it is relocatable without extraordinary or unreasonable trouble, effort or expense.

4. Common Facility Use. So long as Landlord continues to permit tenants of the Project to utilize the common meeting facility located in the Building (the "Conference Room") (which Landlord has no obligation to do), then Tenant may utilize the facility for its reasonable business use, in accordance with the standard reservations and use procedures imposed by Landlord with respect to said facility from time to time, and at no additional charge to Tenant, through December 31, 2002. Thereafter, Landlord may charge Tenant for the use of the Conference Room for any month in which Tenant uses the Conference Room more than one (1) time, at the following rates: up to three (3) hours - $35.00, a half day - $50.00, a full day - $100. Tenant shall be entitled to use the Conference Room during such time one (1) time per month, at no additional charge to Tenant. These shall be the only direct charges due from Tenant for said Conference Room use. Landlord may also, at any time, reconfigure or reduce the size of the Conference Room.

5. Signage. So long as Tenant occupies at least 75,000 square feet of Rentable Floor Area in the Building, Tenant (but not any sublessee of Tenant, other than a sublessee under Article 11(c) of the Lease) shall have, no later than January 1, 2003, the non-exclusive right to maintain Tenant's sign on the top location of the existing Building monument sign, such sign of Tenant's (or a sign of Tenant's on a new monument sign) to be of a color, design, size, content and logotype, acceptable to Landlord and Tenant, in their respective reasonable judgment. No more than three
         (3) tenant names shall be on the existing Building monument sign. Landlord shall have the right, at Landlord's sole option and at Landlord's expense, to construct another monument sign for the Building, and Tenant may, in such event, elect to relocate Tenant's sign, at Tenant's expense, on that new monument sign, on the top location on the sign, subject to the above terms and conditions, in lieu of having a Tenant sign on the other, existing monument sign. There shall be no restriction or limitation on the number of names which may be included on any new monument sign. The cost of any Tenant's sign, the maintenance thereof, the removal thereof at the end of the Lease Term or relocation therefrom, and the restoration of the monument sign from which Tenant's sign is removed or relocated, shall be paid for by Tenant, within thirty (30) days after Landlord's request therefor.

6. Acceptable Current Use. The use of the Demised Premises and the use of the Project as conducted by Tenant as of the date of this Lease are acceptable to Landlord.

7. Reserved Parking Spaces. Tenant has the right to use nineteen (19) reserved parking spaces in the parking lot, at no additional charge to Tenant, ten (10) of which parking spaces are available under the Original Lease, seven (7) of which parking spaces are available to Tenant in connection with Tenant's sublease of certain other space in the Building, and two (2) of which parking spaces shall be available only from and after the Rental Commencement Date for the 1st Floor North Space. Tenant shall have the continued right to use such reserved parking spaces under this Lease, without additional charge due from Tenant during the initial Lease Term hereof, but only as and when the portion of the Demised Premises associated with such parking spaces is from time to time leased under this Lease. Such reserved parking spaces shall be in a location determined by Landlord and such location for the reserved parking spaces may be moved from time to time by Landlord, in Landlord's reasonable judgment, to another location determined by Landlord.

                                   EXHIBIT "H"

           CALCULATION EXAMPLE FOR EXPANSION SPACE AND SUBLEASE VALUE


     Example:

     NRR                                    17.00
                                  17.51
                                  18.04
                                  18.58
                                  19.14
                                 ------
                                 $90.27

     Net Present Value - 10%                $68.05

     Less                        <10.00> - Tenant Improvement allowance
                                 < 2.04> - Outside Commission (1st & 4%) (17.00 + 7.50)
                                 < 4.82> -
                                  <2.45> - Inside Commission (2%)

     Net Present Value                      $  48.74
                                            ========

     Annual Payment 10%        $  12.86
                               ========

                                   EXHIBIT "I"

                             CLEANING SPECIFICATIONS


II.      DETAILED SPECIFICATIONS - NIGHTLY CLEANING

         A.       Entire Complex (includes Tenant Areas and Common Areas)

                  1. Sweep all hard-surface floors, including tenant spaces, entrance foyers and vestibules and all public areas, including building corridors; sweep all stone, ceramic tile, marble, terrazzo, asphalt time, linoleum, rubber, vinyl and other types of flooring to insure dust-free floors, with special attention given to hard-to-reach areas.

                  2. Wash ceramic tile, marble, terrazzo or all hard-surface flooring in the entrance foyers of the Building.

                  3. Vacuum all carpeted areas and rugs, moving light furniture other than desks, file cabinets, etc.

                  4. Sweep private stairways and wash as necessary; vacuum carpeted stairways; and dust hand rails, balustrades and stringers as necessary.

                  5. If carpeted, vacuum carpets of all public corridors nightly.

                  6. Sweep or dry mop all floor areas of resilient wood or tiled surfaces. Remove matter such as gum and tar.

                  7. Mop up and wash floors for spills, smears and foot tracks throughout, including tenant's space, as needed, and wash floors in general as required.

                  8. Scour and wash clean all water fountains and coolers, emptying waste water as needed.

                  9. Empty and clean all wastepaper baskets and disposal receptacles and wash ashtrays, sanitary cans, paper towel waste cans and any other receptacles (damp dusting as necessary); install liners as necessary.

                  10. Clean all cigarette urns and replace sand or water in ashtrays as necessary; materials to be furnished by Owner.

                  11. Collect and remove wastepaper, cardboard boxes (which Contractor will flatten) and waste materials to a designated area in the premises. Waste and/or rubbish bags shall be furnished by Owner. Owner shall have the right to approve trash removal containers and janitorial carts.

                  12. Dust around all desk equipment, ashtrays, telephones and other similar equipment.

                  13. Dust and wipe clean all horizontal surfaces, shelving, cabinets and map boards and clean all glass tables and desk tops with impregnated cloths as needed. Dust and wipe clean all telephones weekly.

                  14. Wash and remove all finger marks, smudges, scuff marks, ink stains, gum or foreign matter from glass desk tops, glass table tops, glass entrances, public and private entrances to offices and elevator doors, glass directory boards, metal partitions and other marks on walls, window sills and other similar surfaces and glass table cabinets as required.

                  15. In public areas, wipe clean as instructed and as needed, all metal surfaces (brass/chrome), and stainless steel and other bright work, using a product recommended by a metal refinishing contractor. All bronze/chrome will be maintained by a separate contractor in the building. 3100 building does not have a separate contract, therefore requires additional attention in this area.

                  16. Wipe clean all metal doorknobs, kick plates, directional signs, door thresholds and frames.

                  17. Keep cleaning and/or locker rooms, if applicable, in a clean and orderly condition.

         B.       Lavatories and Restrooms

                  1. Sweep, damp mop all flooring with approved germicidal detergent solution to remove all spills, smears, scuff marks and foot tracks. Clean all baseboards weekly.

                  2. Wash and polish all mirrors, powder shelves, bright work and enamel surfaces, including flushometers, piping, toilet set hinges and all metal. Contractor shall use only non-abrasive material to avoid damage and deterioration to chrome fixtures.

                  3. Scour, wash and disinfect all basins, bowls and urinals with approved germicidal detergent solution, including tile walls and/or partitions near urinals. Remove stains as necessary and clean underside of rims of urinals and bowls (unless Tenant is responsible per Tenant's lease).

                  4. Wash both sides of all toilet seats with approved germicidal detergent solutions.

                  5. Disinfect, damp wipe and wash all partitions, enamel surfaces, tile walls, dispensers, doors and receptacles. Spot wash nightly as required.

                  6. Empty and clean paper towel sanitary napkin disposal receptacles.

                  7. Remove wastepaper and refuse, including soiled sanitary napkins, to designated areas in the Building. All waste paper receptacles to be thoroughly cleaned and washed.

                  8. Fill all toilet tissue holders, soap dispensers, towel dispensers and sanitary napkin vending dispensers, unless Tenant's responsibility per Tenant's lease, materials to be furnished by Owner. The filling of such receptacles to be in such quantity as to last the entire business day whenever possible.

                  9. It is the intention to keep lavatories thoroughly clean and not to use a disinfectant to mask odors. If disinfectant is necessary, an odorless disinfectant shall be used.

                  10. Report to the Night Supervisor any broken, damaged or improper functioning of any mechanical or plumbing device, including burned out bulbs and fluorescent tubes.

         C. Office Floors, Entrance Lobbies, Elevator Lobbies and Outdoor Corridors

                  1. It is the intent of this Agreement that the Contractor will, and Contractor agrees to, keep entranceways, lobbies and outside corridors properly maintained and clean and presentable at all times in keeping with the standards of a first-class office building.

                  2. Sweep and wash flooring and vacuum carpeting, if applicable.

                  3. Clean all cigarette urns and replace sand or water as necessary; materials to be furnished by Owner.

                  4. Pick up and put out inclement weather mats when necessary, making sure that they are clean at all times.

                  5.       Clean entrance door glass.

                  6. Clean mail depository and lobby directories, including glass, if applicable.

                  7. Dust walls and keep free from finger marks, smudges, etc.

                  8. Dust all surfaces, using methods that will retain and protect original finishes.

                  9. Clean and polish all elevator lobbies, car thresholds and saddles to remove all stains, dirt, paperclips, cigarettes or other similar debris.

         D.       Elevators

                  1. Dust and rub down elevator doors, walls, metal work in elevator cabs, vacuum elevator door tracts.

                  2.       Dust fixtures and diffusers as required.

                  3. Maintain metal work throughout, including elevator cabs, by cleaning and polishing as per instructions from Owner.

                  4. Maintain floors in elevator cabs as needed and clean thoroughly. If carpeted, remove soluble spots which safely respond to standard spot removal procedures without risk of injury to color or fabric. Cabs to be vacuumed nightly. Remove all chewing gum on floors, walls and rails.

         E.       Entrance Lobbies and Public Areas

                  It is the intent of this Agreement that Contractor will, and Contractor agrees to, keep the entrances, lobbies, public areas and the various floors properly maintained and clean and presentable at all times and in keeping with the standards of a first-class office building.

                  1. Sweep and damp mop floors and vacuum carpeting, if applicable.

                  2.       Sweep, vacuum and spot clean all mats as needed.

                  3. Clean all cigarette urns and replace sand as necessary; materials such as sand to be supplied by Owner.

                  4. Pick up and put out inclement weather mats when necessary, making sure that they are kept clean and available for daily use at all times during storage.

                  5. Clean all entrance door glass, inside and outside, including building directory glass.

         F.       Sidewalks and Plaza

                  1. Keep in clean condition the main exterior building entrance.

         G.       Parking Deck Public Areas

                  1. Maintain parking deck elevator doors, walls, metal work, vacuum elevator door tracts and clean and maintain floors as needed.

                  2. Stairwells to be swept and cleaned weekly or as needed.

                  3. Clean all cigarette urns and replace sand as necessary, materials to be supplied by Owner.

III.     DETAILED SPECIFICATIONS - PERIODIC CLEANING ENTIRE COMPLEX

         High Dusting - See Article IV.
         Floor Maintenance - See Article V.

         A.       Weekly Basis

                  1. Wash, wax and/or spray buff weekly all floors as required and apply appropriate approved non-skid coating or sealant to maintain luster.

                  2. Rub down metal and other high-level bright work as required, but no less than weekly.

                  3. Clean and disinfect all equipment drains weekly. No acids permitted unless instructed by Owner in writing.

                  4. Clean urinals and bowls with scale solvent as required, but not less than once per week.

                  5. Dust and clean electric fixtures, all baseboards and any other fixtures or fitting in public corridors, as required, but not less than once per week.

                  6. Scrub, wash and polish all vertical partitions, tile walls and enamel surfaces from ceiling to floor using proper disinfectant, as required, but not less than once per week.

         B.       Monthly Basis

                  1. Wash all stairwell landings and treads as needed but no less than one time per month.

                  2. All granite or marble walls (within reach with use of an extender) to be cleaned as required, using water or approved cleansers monthly or as required.

                  3. Dust and clean any electric fixtures (i.e., light switch plates and electrical outlets), baseboards (cover base) and any other fixtures or fittings in public corridors, as required, but not less than once per month.

                  4. Machine scrub flooring as required, but not less than once per month with approved germicidal solution.

         C.       Bimonthly Basis

                  1. Damp wipe all wall surfacing as required, but not less than once every two (2) months.

         D.       Quarterly Basis

                  1.       clean all lighting fixtures quarterly or as required.

         E.       Semi-Annual Basis

                  1.       Strip and wax floors semi-annually or as needed.

         F.       Yearly Basis

                  1. Clean light fixtures, diffusers/HVAC vents as required, but not less than once per year.

         G.       As Required Basis

                  1. Wall all ceiling, including washable acoustical tile, as required.

                  2.       Vacuum ceilings as required.

                                   EXHIBIT "J"


             NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT

THIS AGREEMENT is made and entered into this _____ day of _____________, 19__, by and among METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (hereinafter called the "Lender"), __________________________________________,
a __________________________________ corporation (hereinafter called the
"Tenant") and ________________________________________________________________
(hereinafter called the "Landlord").

                              W I T N E S S E T H:

         WHEREAS, (on ___________, 19___/on or about the date hereof), Landlord has entered into and delivered that certain Deed to Secure Debt in favor of Lender (to be recorded/ which was recorded) in the office of the Clerk of the Court of ____________________ County, Georgia (said Deed to Secure Debt being hereinafter called the "Security Deed"), conveying the property described therein, which is located at ________________________________, ____________
County, Georgia and commonly known as ______________________________, to secure the payment of the indebtedness described in the Security Deed;

          WHEREAS, Landlord and Tenant made and entered into that certain Lease, dated the _____ day of _______________, 19___, with respect to certain premises therein described, known as Suite No. _____ (said Lease being hereinafter called the "Lease"; said premises being hereinafter called the "Leased Premises"); and

         WHEREAS, the parties hereto desire to enter into this Non-Disturbance, Attornment and Subordination Agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, Lender, Tenant and Landlord hereby covenant and agree as follows:

         1. Non-Disturbance. So long as no default exists, nor any event has occurred which has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle the lessor under the Lease to terminate the Lease or would cause, without any further action on the part of Landlord, the termination of the Lease or would entitle such lessor to dispossess the lessee thereunder, the Lease shall not be terminated, nor shall such lessee's use, possession or enjoyment of the Leased Premises be interfered with nor shall the leasehold estate granted by the Lease be affected in any other manner, in any exercise of the power of sale contained in the Security Deed, or by any foreclosure or any action or proceeding instituted under or in connection with the Security Deed or in case the Lender takes possession of the property described in the Security Deed pursuant to any provisions thereof, unless the lessor under the Lease would have had such right if the Security Deed had not been made, except that the person or entity acquiring the interest of the lessor under the Lease as a result of any such action or proceeding, and the successors and assigns thereof (hereinafter called the "Purchaser") shall not be (a) liable for any act or omission of any prior lessor under the Lease; or (b) subject to any offsets or defenses which the lessee under the lease might have against any prior lessor under the Lease; or (c) bound by any base rent, percentage rent or any other payments which the lessee under the Lease might have paid for more than the current month to any prior lessor under the Lease; or (d) bound by any amendment or modification of the Lease made without Lender's prior written consent; or (e) bound by any consent by any lessor under the Lease to any assignment of the lessee's interest in the Lease made without also obtaining Lender's prior written consent.

         2. Attornment. If the interests of the lessor under the Lease shall be transferred by reason of the exercise of the power of sale contained in the Security Deed, or by any foreclosure or other proceeding for enforcement of the Security Deed, the lessee thereunder shall be bound to the purchaser under all of the terms, covenants and conditions of the lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser were the lessor under the Lease, and Tenant, as lessee under the Lease, does hereby attorn to the Purchaser, including the Lender if it be the Purchaser, as its lessor under the Lease. Said attornment shall be effective and self-operative without the execution of any further instruments upon the succession by Purchaser to the interest of the lessor under the Lease. The respective rights and obligations of Purchaser and of the lessee under the Lease upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth in the Lease except as otherwise expressly provided herein.

         3. Subordination. Tenant hereby subordinates all of its right, title and interest as lessee under the Lease to the right, title and interest of the Lender under the Security Deed and Tenant further agrees that the Lease now is and shall at all times continue to be subject and subordinate in each and every respect to the Security Deed and to any and all increases, renewals, modifications, extension, substitutions, replacements and/or consolidations of the Security Deed.

         4. Notice of Default by Lessor. Tenant, as lessee under the Lease, hereby covenants and agrees to give Lender written notice properly specifying wherein the lessor under the Lease has failed to perform any of the covenants or obligations of the lessor under the Lease, simultaneously with the giving of any notice of such default to the lessor under the provisions of the Lease. Tenant agrees that Lender shall have the right, but not the obligation, within thirty (30) days after receipt by Lender of such notice (or within such additional time as is reasonably required to correct any such default) to correct or remedy, or cause to be corrected or remedied, each such default before the lessee under the Lease may take any action under the Lease by reason of such default. Such notices to Lender shall be delivered in duplicate to:

                                    Metropolitan Life Insurance Company
One Madison Avenue
                                    New York, New York 10010
Attn:                                       Executive Vice President

                                            Real Estate Investments

and
                                    Metropolitan Life Insurance Company
                                    Suite 600
                                    303 Perimeter Center North
                                    Atlanta, Georgia 30346
                                    Attn:   Vice President

or to such other address as the Lender shall have designated to Tenant by giving written notice to Tenant at __________________________________,
______________________________ or to such other address as may be designated by written notice from Tenant to Lender.

         5. No Further Subordination. Landlord and Tenant covenant and agree with Lender that there shall be no further subordination of the interest of lessee under the Lease to any Lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further subordination of lessee's interest under the Lease without first obtaining the prior written consent of Lender shall be null and void.

         6. As to Landlord and Tenant. As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

         7. As to Landlord and Lender. As between Landlord and Lender, Landlord and Lender covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Security Deed.

         8. Title of Paragraph. The titles of the paragraphs of this agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this agreement.

         9. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         10. Provisions Binding. The terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of Lender, Tenant and Landlord. The reference contained to successors and assigns of Tenant is not intended to constitute and does not constitute a consent by Landlord or Lender to an assignment by Tenant, but has reference only to those instances in which the lessor under the Lease and Lender shall have given written consent to a particular assignment by Tenant thereunder.

         IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day, month and year first above written.

Signed, sealed and delivered                 T E N A N T:
                                             -----------
in the presence of:

                                             By:
--------------------------------------          -------------------------------
Unofficial Witness                           Its:
                                                 ------------------------------


--------------------------------------
Notary Public

My Commission Expires:
                      ----------------



Signed, sealed and delivered                 L A N D L O R D:
                                             ---------------
in the presence of:

                                             By:
--------------------------------------          -------------------------------
Unofficial Witness                           Its:
                                                 ------------------------------

--------------------------------------
Notary Public

My commission Expires:
                      ----------------


Signed, sealed and delivered                 L E N D E R:
                                             -----------
in the presence of:
                                             METROPOLITAN LIFE INSURANCE
                                             COMPANY a New York Corporation



                                             By:
--------------------------------------          -------------------------------
Unofficial Witness                           Its:
                                                 ------------------------------


--------------------------------------
Notary Public

My commission Expires:
                      ----------------